                                                                   EXHIBIT 99(b)


                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT


                                     between


                              GATX RAIL CORPORATION
                                    ("RAIL"),


                       GATX TERMINALS HOLDING CORPORATION
                                  ("HOLDINGS")


                                       and


                       KINDER MORGAN ENERGY PARTNERS, L.P.
                                  ("PURCHASER")











                                November 30, 2000


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                                TABLE OF CONTENTS


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
ARTICLE 1             PURCHASE AND SALE..........................................................................1

         1.1      Purchase and Sale of Stock.....................................................................1

         1.2      Payment at Closing.............................................................................1

         1.3      Determination of Working Capital Adjustment and Debt Adjustment................................1

         1.4      Purchase Price Allocation......................................................................4

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF SELLER...................................................4

         2.1      Authority of Seller............................................................................4

         2.2      Capitalization; Seller's Ownership of Terminals Companies......................................5

         2.3      Organization...................................................................................5

         2.4      Consents and Approvals.........................................................................5

         2.5      Personal Property..............................................................................6

         2.6      Real Property..................................................................................6

         2.7      Leased Real Property...........................................................................6

         2.8      Intellectual Property..........................................................................6

         2.9      Financial Statements...........................................................................7

         2.10     No Material Adverse Change.....................................................................7

         2.11     Tax Matters....................................................................................8

         2.12     Laws and Regulations; Litigation...............................................................9

         2.13     ERISA and Related Matters.....................................................................10

         2.14     Material Contracts............................................................................12

         2.15     Brokers, Etc..................................................................................13

         2.16     Insurance.....................................................................................13

         2.17     Employees.....................................................................................13

         2.18     Environmental.................................................................................14

         2.19     Environmental Permits.........................................................................15

         2.20     Affiliate Transactions........................................................................15

         2.21     Licenses; Permits.............................................................................15

         2.22     Hedging.......................................................................................15

         2.23     Bankruptcy....................................................................................15

         2.24     Other Disclosures.............................................................................15
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
ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................15

         3.1      Authority of Purchaser........................................................................15

         3.2      Brokers, Etc..................................................................................16

         3.3      Securities....................................................................................16

         3.4      Financing.....................................................................................16

         3.5      Independent Investigation.....................................................................16

ARTICLE 4             COVENANTS OF SELLER.......................................................................17

         4.1      Corporate and Other Actions...................................................................17

         4.2      Full Access...................................................................................17

         4.3      Ordinary Course of Business...................................................................17

         4.4      HSR Filings...................................................................................18

         4.5      [Intentionally omitted].......................................................................18

         4.6      Registration Statements and Periodic Reports..................................................18

         4.7      Intercompany Accounts and Contracts...........................................................18

         4.8      Conversion into Single-Member Limited Liability Companies.....................................18

         4.9      No Solicitations..............................................................................19

         4.10     Confidentiality...............................................................................19

         4.11     Insurance.....................................................................................19

         4.12     Excluded Companies............................................................................20

         4.13     No Solicitation of Transferred Employees......................................................20

         4.14     Consents......................................................................................20

         4.15     Argo Lease....................................................................................21

ARTICLE 5             COVENANTS OF PURCHASER....................................................................21

         5.1      Corporate and Other Actions...................................................................21

         5.2      Confidentiality...............................................................................21

         5.3      Employees and Benefit Plans...................................................................21

         5.4      Full Access...................................................................................26

         5.5      HSR Filings...................................................................................26

         5.6      Directors' and Officers' Indemnification......................................................27

         5.7      Use of GATX Name..............................................................................27

         5.8      Assumption of Obligations.....................................................................27
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
         5.9      Services to Terminal de Productos Especializados S.A. de C.V.; Other
                  Services......................................................................................27

         5.10     License Agreement with KTSB...................................................................27

         5.11     Agreement with Nippon GATX Company Limited....................................................27

ARTICLE 6             CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..........................................28

         6.1      Warranties True as of Both Present Date and Closing Date......................................28

         6.2      Compliance with Agreements and Covenants......................................................28

         6.3      Competition Law Approvals.....................................................................28

         6.4      Injunctions; Consents.........................................................................28

         6.5      Deliveries by Seller..........................................................................29

ARTICLE 7             CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.............................................29

         7.1      Warranties True as of Both Present Date and Closing Date......................................29

         7.2      Compliance with Agreements and Covenants......................................................29

         7.3      Competition Law Approvals.....................................................................29

         7.4      Injunctions; Consents.........................................................................29

         7.5      Deliveries by Purchaser.......................................................................29

ARTICLE 8             CLOSING...................................................................................30

         8.1      Closing.......................................................................................30

         8.2      Seller's Deliveries...........................................................................30

         8.3      Purchaser's Deliveries........................................................................30

         8.4      Termination...................................................................................31

ARTICLE 9             SURVIVAL AND INDEMNIFICATION..............................................................31

         9.1      Survival......................................................................................31

         9.2      Indemnification by Seller.....................................................................31

         9.3      Indemnification by Purchaser..................................................................32

         9.4      Limitations on Liability of Seller............................................................34

         9.5      Claims........................................................................................35

         9.6      Notice of Third Party Claims; Assumption of Defense...........................................35

         9.7      Settlement or Compromise......................................................................36

         9.8      Time Limits...................................................................................36
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
         9.9      Net Losses and Subrogation....................................................................36

         9.10     Purchase Price Adjustments....................................................................37

         9.11     Schedule 9.2(a) Matters.......................................................................37

         9.12     Limitations on Liability of Purchaser.........................................................38

ARTICLE 10            TAX MATTERS...............................................................................38

         10.1     Liability for Taxes...........................................................................38

         10.2     Tax Returns...................................................................................39

         10.3     Cooperation on Tax Matters....................................................................41

         10.4     Carrybacks and Refunds........................................................................42

         10.5     Survival......................................................................................42

         10.6     Conflict......................................................................................42

ARTICLE 11            MISCELLANEOUS.............................................................................42

         11.1     Expenses......................................................................................42

         11.2     Amendment.....................................................................................42

         11.3     Notices.......................................................................................42

         11.4     Waivers.......................................................................................44

         11.5     Counterparts..................................................................................44

         11.6     Headings......................................................................................44

         11.7     Applicable Law................................................................................44

         11.8     Assignment....................................................................................44

         11.9     No Third Party Beneficiaries..................................................................44

         11.10    Forum; Waiver of Jury Trial...................................................................44

         11.11    Schedules.....................................................................................45

         11.12    Incorporation.................................................................................45

         11.13    Complete Agreement............................................................................45

         11.14    Disclaimer....................................................................................45

         11.15    Knowledge Defined.............................................................................45

         11.16    Public Announcements..........................................................................46

         11.17    Defined Terms.................................................................................46

         11.18    Currency......................................................................................46
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
         11.19    Terminals Companies...........................................................................46

APPENDIX I            1

DEFINITIONS           1

         Acquisition Proposal....................................................................................1

         Adjustments.............................................................................................1

         Affiliate...............................................................................................1

         Aggregate Non-Current Balance Sheet Liability...........................................................1

         Agreement...............................................................................................1

         Arbitrating Accounting Firm.............................................................................1

         Asset Allocation........................................................................................1

         Bargaining Agreements...................................................................................1

         Benefit Plans...........................................................................................1

         Bonus Plans.............................................................................................1

         CERCLA..................................................................................................2

         Closing.................................................................................................2

         Closing Balance Sheet...................................................................................2

         Closing Date............................................................................................2

         Code....................................................................................................2

         Company Competing Transaction...........................................................................2

         Confidentiality Agreement...............................................................................2

         Contracts...............................................................................................2

         Debt Adjustment.........................................................................................2

         Designated Approvals....................................................................................2

         DOJ.....................................................................................................2

         Environmental Laws......................................................................................2

         Environmental Permits...................................................................................2

         Environmental Warranty..................................................................................2

         ERISA...................................................................................................3

         ERISA Affiliate.........................................................................................3

         Excluded Companies......................................................................................3
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
         FTC.....................................................................................................3

         GAAP....................................................................................................3

         GATX Non-Qualified Plan.................................................................................3

         GATX Qualified Plans....................................................................................3

         Governmental Authority..................................................................................3

         GPS.....................................................................................................3

         Hazardous Substances....................................................................................3

         Holdings................................................................................................3

         HSR Act.................................................................................................3

         Indemnified Person......................................................................................3

         Indemnifying Person.....................................................................................4

         Insurance Policies......................................................................................4

         Insurance Premium.......................................................................................4

         Insurer.................................................................................................4

         Intellectual Property...................................................................................4

         IRS.....................................................................................................4

         Judicial Action.........................................................................................4

         Law.....................................................................................................4

         Leased Real Property....................................................................................4

         Lien....................................................................................................4

         Limited Partnership Agreement...........................................................................4

         Loss or Losses..........................................................................................4

         Maintenance Capital Expenditure.........................................................................5

         Material Adverse Effect.................................................................................5

         Material Contracts......................................................................................5

         Parent Group............................................................................................5

         Permitted Liens.........................................................................................5

         Person..................................................................................................5

         Pre-Closing Date Periods................................................................................5

         Prime Interest Rate.....................................................................................5
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
         Purchase Price..........................................................................................5

         Purchaser...............................................................................................5

         Purchaser Indemnified Parties...........................................................................5

         Purchaser Plans.........................................................................................5

         Purchaser Savings Plan..................................................................................5

         Purchaser Welfare Benefits Plan.........................................................................5

         Rail....................................................................................................5

         Real Property...........................................................................................6

         Regulations.............................................................................................6

         Related Agreement.......................................................................................6

         Release.................................................................................................6

         Schedule 9.2(a) Matters.................................................................................6

         Securities Act..........................................................................................6

         Seller..................................................................................................6

         Seller Indemnified Parties..............................................................................6

         Seller Pension Plan.....................................................................................6

         Seller Savings Plan.....................................................................................6

         Seller's Tax............................................................................................6

         Seller Welfare Benefit Plans............................................................................6

         September 30th Balance Sheet............................................................................6

         Stock...................................................................................................6

         Subsidiary Plan.........................................................................................6

         Tax or Taxes............................................................................................6

         Tax Items...............................................................................................7

         Tax Losses..............................................................................................7

         Tax Period or Taxable Period............................................................................7

         Tax Return..............................................................................................7

         Tax Statute of Limitations Date.........................................................................7

         Tax Warranty............................................................................................7

         Terminals...............................................................................................7
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
         Terminals Companies Plans...............................................................................7

         Terminals Facilities....................................................................................7

         Terminals Financial Statements..........................................................................7

         Terminals Companies September 30, 2000 Financial Statements.............................................7

         Title and Authorization Warranty........................................................................7

         TPE.....................................................................................................7

         Transaction Taxes.......................................................................................7

         Treasury Regulations....................................................................................8

         WARN....................................................................................................8

         Working Capital.........................................................................................8

         Working Capital Adjustment..............................................................................8
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

                                    EXHIBITS

          Exhibit A - Confidentiality Agreement

          Exhibit B - Services Agreement

                                    SCHEDULES

          1.4             Asset Allocation

          2.2             Capitalization; Ownership

          2.3             Organization

          2.4             Consents and Approvals

          2.5             Liens on Personal Property

          2.6             Real Property

          2.7             Real Property Leases

          2.8             Intellectual Property

          2.9(a)          Financial Statements

          2.9(b)          Terminals Companies September 30, 2000 Financial
                          Statements

          2.9(d)          Bonds, Deposits, Financial Assurance and Insurance
                          Coverage

          2.10            No Material Adverse Change

          2.11            Tax Matters

          2.12(a)         No Violations of Law

          2.12(b)         Litigation

          2.13            ERISA Matters

          2.14            Material Contracts

          2.16            Insurance Policies

          2.17            Employee Matters

          2.18            Environmental Matters

          2.19            Environmental Permits

          2.20            Affiliate Transactions

          2.21            Licenses, Permits and Authorizations

          2.24            Banks

          3.4             Purchaser's Financial Resources

          4.3             Ordinary Course

          4.7             Intercompany Payables and Agreements

          4.13            Environmental Insurance

          5.8             Parental Guarantees

          6.4(b)          Additional Consents Required for Closing

          9.2(a)          Special Indemnification Matters

          11.15(a)        Knowledge of Seller

          11.15(b)        Knowledge of Purchaser

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is entered into on the 30th day of November, 2000, between GATX RAIL CORPORATION, a corporation organized under the laws of New York ("Rail"), GATX TERMINALS HOLDING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Rail ("Holdings" and, together with Rail, "Seller") and KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership ("Purchaser").

         WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and take assignment and delivery from Seller of, all of the issued and outstanding shares of capital stock of GATX Terminals Corporation, a Delaware corporation, which shall be converted into a single-member limited liability company prior to the Closing Date ("Terminals").

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Purchaser and Seller agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

         1.1 Purchase and Sale of Stock. Subject to the terms and conditions hereof, at the Closing (as defined below), Seller shall sell, assign and deliver to Purchaser, and Purchaser shall purchase and take assignment and delivery of, all of the issued and outstanding shares of capital stock, such capital stock having been converted into a limited liability company membership interest prior to the Closing Date, of Terminals (the "Stock").

         1.2 Payment at Closing. Subject to the terms and conditions hereof, at the closing of the transactions contemplated hereby (the "Closing"), Purchaser shall pay, by wire transfer of same-day funds, the amount of $1,169,000,000 less the Aggregate Non-Current Balance Sheet Liability reflected on the September 30th Balance Sheet to be delivered to Purchaser prior to Closing pursuant to
Section 2.9(b) hereof (the "Purchase Price"). The Purchase Price shall be payable to Seller to such accounts as Seller may direct in advance of Closing. The Purchase Price is subject to adjustment pursuant to Section 1.3 below.

         1.3 Determination of Working Capital Adjustment and Debt Adjustment.

(a) Closing Balance Sheet. In order to determine the Working Capital Adjustment and the Debt Adjustment, Seller shall prepare and deliver to Purchaser, within sixty (60) days following the Closing Date, the Closing Balance Sheet. The Closing Balance Sheet shall be prepared by Seller at its own expense with the assistance of personnel of the Terminals Companies as may be reasonably requested by Seller. The Closing Balance Sheet shall be prepared using accounting principles and significant estimates in accordance with GAAP and consistent with those used in the preparation of the September 30th Balance Sheet and shall take into account the Adjustments. During and after preparation of the Closing Balance Sheet, Seller shall permit Purchaser's accountants reasonable access (i) to Seller's accountants and (ii) to review all work papers and other pertinent information requested from time to time and used in connection with the preparation of the Closing Balance Sheet.

(b) Working Capital Adjustment. If Working Capital as shown on the Closing Balance Sheet is less than the Working Capital as shown on the September 30th Balance Sheet, then Seller shall remit to Purchaser the Working Capital Adjustment. Seller shall remit the undisputed portion of such amount, together with interest thereon at the prime interest rate as reported in The Wall Street Journal on the Closing Date (the "Prime Interest Rate") plus 2%, calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the Closing Date to the date of payment), by wire transfer of same-day funds, not later than the fifteenth (15th) business day after delivery to Purchaser of the Closing Balance Sheet, to an account that Purchaser shall designate to Seller. Seller shall retain the disputed portion of such amount until the dispute is resolved pursuant to the procedures set forth in Section 1.3(d) below. If Working Capital as shown on the Closing Balance Sheet is greater than the Working Capital as shown on the September 30th Balance Sheet, then Purchaser shall remit to Seller the Working Capital Adjustment. Purchaser shall remit the undisputed portion of such amount, together with interest thereon at the Prime Interest Rate plus 2% calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the Closing Date to the date of payment), by wire transfer of same-day funds, not later than the fifteenth (15th) business day after delivery to Purchaser of the Closing Balance Sheet, to an account that Seller shall designate to Purchaser. Purchaser shall retain the disputed portion of such amount until the dispute is resolved pursuant to Section 1.3(d) below.

(c) Debt Adjustment. If the Aggregate Non-Current Balance Sheet Liability as shown on the Closing Balance Sheet is greater than the Aggregate Non-Current Balance Sheet Liability as shown on the September 30th Balance Sheet, then Seller shall remit to Purchaser the Debt Adjustment. Seller shall remit the undisputed portion of such amount, together with interest thereon at the Prime Interest Rate plus 2%, calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the Closing Date to the date of payment), by wire transfer of same-day funds, not later than the fifteenth (15th) business day after delivery to Purchaser of the Closing Balance Sheet, to an account that Purchaser shall designate to Seller. Seller shall retain the disputed portion of such amount until the dispute is resolved pursuant to the procedures set forth in Section 1.3(d) below. If the Aggregate Non-Current Balance Sheet Liability as shown on the Closing Balance Sheet is less than the Aggregate Non-Current Balance Sheet Liability as shown on the September 30th Balance Sheet, then Purchaser shall remit to Seller the Debt Adjustment. Purchaser shall remit the undisputed portion of such amount, together with interest thereon at the Prime Interest Rate plus 2% calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the Closing Date to the date of payment), by wire transfer of same-day funds, not later than fifteenth (15th) business day after delivery to Purchaser of the Closing Balance Sheet, to an account that Seller shall designate to Purchaser. Purchaser shall retain the disputed portion of such amount until the dispute is resolved pursuant to the procedures set forth in Section 1.3(d).

(d) Disputes. If Purchaser notifies Seller in writing within fifteen (15) business days after receipt of the Closing Balance Sheet that Purchaser disagrees with the determination of Working Capital or Aggregate Non-Current Balance Sheet Liability, in each case as shown on the Closing Balance Sheet, for the reason that the determination does not meet the criteria set forth in
Section 2.9(b) ("Dispute Notice") and such Dispute Notice (i) states with reasonable specificity the basis for such disagreement and quantifies such dispute and (ii) with respect to Working Capital, seeks an adjustment to the Working Capital reflected on the Closing Balance Sheet of at least $500,000, Seller and Purchaser shall attempt in good faith to resolve such dispute as soon as possible. If the parties are unable to resolve such dispute within fifteen (15) days after Seller's receipt of such Dispute Notice, Seller and Purchaser shall as soon as reasonably practicable thereafter jointly submit such dispute for arbitration to an independent certified public accounting firm mutually acceptable to Seller and Purchaser (or, if the parties cannot agree within one week on such an arbitrating accounting firm, to the Chicago office of Arthur Andersen LLP (the "Arbitrating Accounting Firm")) for the purpose of resolving the dispute set forth in such Dispute Notice. The review performed by the Arbitrating Accounting Firm shall be limited to the unresolved issues identified in the Dispute Notice, which issues shall relate only to the accounting determinations specified in the first sentence of this Section 1.3(d). The Arbitrating Accounting Firm shall review and decide the issue or issues that are the subject of such dispute as specified in such Dispute Notice within thirty (30) days after such submission. Seller and Purchaser hereby agree, and the Arbitrating Accounting Firm shall be directed, that the Closing Balance Sheet estimates for reserves included in the Aggregate Non-Current Balance Sheet Liability shall be conclusive unless it is established that, based solely on information available at the Closing, there was no reasonable basis for the change (if any) in such estimates from September 30, 2000 to Closing. The decision of the Arbitrating Accounting Firm shall be set forth in writing and delivered to Seller and Purchaser. The decision of the Arbitrating Accounting Firm shall be final and binding on Seller and Purchaser, and the Working Capital and/or the Aggregate Non-Current Balance Sheet Liability reflected on the Closing Balance Sheet, as adjusted to reflect the determination of the Arbitrating Accounting Firm, shall constitute the final and binding "Working Capital" for purposes of Section 1.3(b) and/or "Aggregate Non-Current Balance Sheet Liability" for purposes of Section 1.3(c) (as applicable); provided, that the Working Capital reflected on the Closing Balance Sheet shall not be adjusted unless and until the decision of the Arbitrating Accounting Firm would result in an adjustment to the Working Capital shown on the Closing Balance Sheet submitted by Seller of at least $500,000. If the final and binding Working Capital and/or Aggregate Non-Current Balance Sheet Liability as determined by the Arbitrating Accounting Firm would result in a refund of certain of the amounts paid by Purchaser to Seller with respect to the delivery of the Closing Balance Sheet (the "Initial Payment"), then, not later than the third (3rd) business day after delivery of the decision of the Arbitrating Accounting Firm, Seller shall remit such refund, together with interest thereon at the Prime Interest Rate plus 2% calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the date of Initial Payment to the date of payment), by wire transfer of same-day funds to an account that Purchaser shall designate to Seller. If the final and binding Working Capital and/or Aggregate Non-Current Balance Sheet Liability as determined by the Arbitrating Accounting Firm would result in an additional payment from Purchaser to Seller, then, not later than the third (3rd) business day after delivery of the decision of the Arbitrating Accounting Firm, Purchaser shall remit such additional amount, together with interest thereon at the Prime Interest Rate plus 2%, calculated on an annual basis (based on a 365-day year) but prorated for the actual number of days for which interest is to be paid (i.e., the number of days from the Closing Date to the date of payment), by wire transfer of same-day funds to an account that Seller shall designate to Purchaser. The fees and costs of the Arbitrating Accounting Firm shall be shared equally by Purchaser and Seller.

(e) Adjustments Not Subject to Limitation. Any amounts paid to Purchaser as a result of adjustments under this Section 1.3 shall not be subject to, or impact in any way, any limitations, including without limitation any basket or cap, contained in this Agreement. The Purchase Price shall be deemed adjusted downwards or upwards, as the case may be, by the amounts, if any, remitted by Seller or Purchaser under this Section 1.3. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent Seller pays a Working Capital Adjustment or a Debt Adjustment to Purchaser, then Seller shall have no additional liability to Purchaser whatsoever (pursuant to Section 2.9 or Section
9.2 hereof or otherwise) with respect to the Working Capital shortfall or the incremental Aggregate Non-Current Balance Sheet Liability that resulted in a reduction in the Purchase Price pursuant to this Section 1.3.

         1.4 Purchase Price Allocation. Seller and Purchaser agree to allocate the Purchase Price for the Terminals Companies' assets as set forth on Schedule
1.4 (the "Asset Allocation"). The Asset Allocation shall be revised after all adjustments, if any, have been made to the Purchase Price in accordance with
Section 1.3. The Asset Allocation shall be completed in the manner required by
Section 1060 of the Code. Seller and Purchaser further agree to comply with all filing, notice and reporting requirements described in Section 1060 of the Code and the Treasury Regulations promulgated thereunder, including the timely preparation and filing of Form 8594 based on the Asset Allocation. Seller and Purchaser hereby agree that they will report the federal, state, foreign and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Asset Allocation.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Holdings and Rail jointly and severally represent and warrant to Purchaser as follows (it being understood that, notwithstanding anything to the contrary contained herein, Holdings and Rail are not making any representations or warranties as to whether the conversion (whether by state law conversion or merger) of the Terminals Companies into limited liability companies pursuant to
Section 4.8 hereof would result in a violation or breach of any of the matters set forth in (i) the third sentence of Section 2.3, (ii) the first sentence of
Section 2.4, (iii) clause (b) of the second sentence of Section 2.7, (iv)
Section 2.9(c), (v) Section 2.10, (vi) Section 2.12(a) (solely as it relates to foreign qualifications), (vii) Section 2.12(b), (viii) Section 2.13, (ix)
Section 2.14(c), (x) Section 2.16, (xi) Section 2.18(b), (xii) Section 2.19 or
(xiii) Section 2.21):

         2.1 Authority of Seller. Each of Rail and Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and Delaware (as applicable) and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. Terminals is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and upon conversion into a single-member limited liability company shall be a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by Rail and Holdings has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Rail and Holdings and constitutes the legal, valid and binding obligation of Rail and Holdings, enforceable against Rail and Holdings in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally or (b) legal and equitable limitations on the availability of specific remedies.

         2.2 Capitalization; Seller's Ownership of Terminals Companies.

(a) Schedule 2.2 sets forth each Person, other than the Excluded Companies, of which Terminals, directly or indirectly, (i) owns all of the capital stock and
(ii) upon conversion of such Persons into single-member limited liability companies prior to Closing, will own all of the membership interests (all such Persons, both prior to and after having been converted into single-member limited liability companies, together with Terminals, being referred to as the "Terminals Companies" and each individually as a "Terminals Company"). The authorized, issued and outstanding capital stock of each of the Terminals Companies is as set forth on Schedule 2.2 and the issued and outstanding capital stock of each of the Terminals Companies is duly authorized, fully paid and nonassessable. Upon conversion into single-member limited liability companies and at Closing, the membership interests of each of the Terminals Companies will be fully paid and nonassessable, owned beneficially and of record by Holdings, with respect to Terminals, and, directly or indirectly, by Terminals, with respect to the Terminals Companies other than Terminals.

(b) There are no outstanding options, rights, warrants, contracts or commitments for the issuance or sale by Seller or any of the Terminals Companies of, or any securities of any of the Terminals Companies convertible into or exchangeable for, any shares of capital stock of any of the Terminals Companies (whether treasury or issued and outstanding), and there is no agreement or arrangement not yet fully performed which would result in the creation of any of the foregoing.

(c) Holdings owns and has, and at the Closing shall transfer to Purchaser, good and valid title to the Stock, free and clear of all Liens. The Stock constitutes all the issued and outstanding capital stock of Terminals.

         2.3 Organization. Each of the Terminals Companies is a corporation or other business entity validly existing under the laws of the jurisdiction of its organization. Schedule 2.3 sets forth the jurisdictions in which each of the Terminals Companies is incorporated and is duly licensed or qualified to do business as a foreign corporation. Each of the Terminals Companies has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

         2.4 Consents and Approvals. The execution and delivery of this Agreement by Rail and Holdings does not, and the consummation of the transactions contemplated by Section 1.1 hereof and performance by Rail and Holdings of their obligations hereunder, assuming the receipt of the consents, approvals and waivers listed on Schedule 2.4, will not: (a) violate or constitute a default under any term, condition or provision of (i) the charter, by-laws or analogous organizational documents of Rail, Holdings or any of the Terminals Companies; or (ii) any Contract, lease, collective bargaining agreement (or agreements relating thereto), instrument, mortgage, permit, Governmental authorization, license or franchise to which Rail, Holdings or any of the Terminals Companies is a party or by which any of their respective properties are bound; (b) result in the creation of any Lien upon any of the Terminals Companies' respective stock, securities, membership interests or properties or give to others any interest or right in any of the Terminals Companies' respective stock, securities, membership interests or properties, including, but not limited to, a right to purchase any of such stock, securities, membership interests or properties; (c) require any consent, Governmental authorization or approval under any Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Rail, Holdings or any of the Terminals Companies; or (d) result in the suspension, modification, revocation or nonrenewal of any license, permit or Governmental authorization issued or granted to any of the Terminals Companies by Governmental Authorities that are necessary for the conduct of the business of the Terminals Companies, except, with respect of each of clauses
(a)(ii)-(d), for matters that are not reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 2.4, the failure of any Person not a party hereto to authorize or approve this Agreement will not give any Person the right to enjoin, rescind or otherwise prevent or impede the sale of the Stock to Purchaser in accordance with the terms of this Agreement or to reach in any fashion the Stock in the hands of the Purchaser following the Closing or to obtain damages from, or any other judicial relief against, Purchaser as a result of the transactions carried out in accordance with the provisions of this Agreement.

         2.5 Personal Property. The Terminals Companies have good and valid title to their material respective personal properties reflected in the Terminals Companies September 30, 2000 Financial Statements or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business) free and clear of all Liens, except for Permitted Liens.

         2.6 Real Property. Schedule 2.6 contains a true and correct list of all Real Property that is owned by the Terminals Companies. Except as set forth on
Schedule 2.6, to Seller's knowledge, the Real Property is owned by a Terminals Company free and clear of all Liens, except for: (a) Liens reflected in the Terminals Companies September 30, 2000 Financial Statements, (b) Liens arising by operation of Law for taxes not yet due and payable, (c) imperfections or irregularities of title and other Liens that would not reasonably be expected to have a Material Adverse Effect and (d) zoning, planning and other restrictions of record.

         2.7 Leased Real Property. Schedule 2.7 contains a true and correct list of all Leased Real Property that is held by the Terminals Companies under valid and subsisting leases. Except as set forth on Schedule 2.7, (a) during the twelve (12) months prior to the date hereof, none of the Terminals Companies has received any notice of default under any lease pertaining to any Leased Real Property and (b) to Seller's knowledge, there are no uncured defaults under any lease without regard to when notice may have been given that would give the lessor the right to terminate the lease, in each that would reasonably be expected to result in a Material Adverse Effect.

         2.8 Intellectual Property. Set forth on Schedule 2.8 is a list of all Intellectual Property owned by any of the Terminals Companies. The Terminals Companies own all right, title and interest in and to, or have a valid right to use, all of their Intellectual Property. Except as set forth on Schedule 2.8, and other than those matters that would not reasonably be expected to have a Material Adverse Effect, (a) no claim adverse to the interests of the Terminals Companies in the Intellectual Property is pending or, to Seller's knowledge, has been threatened; (b) none of the Terminals Companies has received notice of any infringement or other violation of such party's right in any of the Intellectual Property; and (c) no litigation is pending or, to Seller's knowledge, threatened wherein the Intellectual Property is alleged to infringe or violate the right of any third party.

         2.9 Financial Statements.

(a) The Terminals Financial Statements, as set forth in Schedule 2.9(a), fairly present, in accordance with GAAP consistently applied (except as noted therein), the consolidated financial condition of Terminals as and at the date thereof and the results of its operations and cash flows for the periods covered thereby.

(b) The Terminals Companies September 30, 2000 Financial Statements, as set forth in Schedule 2.9(b), (i) were derived from the books and records of Terminals, (ii) fairly present in all material respects, in accordance with GAAP consistently applied (except for the absence of footnotes and other normal presentation items and subject to the Adjustments), the consolidated financial condition of the Terminals Companies as and at the date thereof and the results of its operations and cash flows for the periods covered thereby, (iii) are unaudited, (iv) include all adjustments consistent with GAAP (which such adjustments shall consist only of normal recurring items which management reasonably considers necessary for a fair statement of the consolidated financial position for the applicable period) and (v) reflect the Adjustments. At least 15 days prior to the Closing, Seller shall deliver to Purchaser the audited September 30th Balance Sheet which such audited September 30th Balance Sheet shall be prepared in a manner consistent with items (i), (ii) (solely as it relates to the financial condition of the Terminals Companies), (iv) and (v) above. From and after the delivery of the audited September 30th Balance Sheet pursuant to the preceding sentence, any reference in this Agreement to the September 30th Balance Sheet shall be deemed to be a reference to the audited September 30th Balance Sheet. The parties acknowledge and agree that differences between the Terminals Companies September 30, 2000 Financial Statements and the audited September 30th Balance Sheet shall not give rise to an indemnification obligation of Seller to Purchaser pursuant to Section 9.2 hereof on account of a breach of this Section 2.9(b).

(c) To Seller's knowledge, no event has occurred which either entitles, or would, upon notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Terminals Companies to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Terminals Companies.

(d) Schedule 2.9(d) contains a true and complete list and description of all bonds, deposits, financial assurance requirements and insurance coverage required to be submitted to regulatory authorities for the continued ownership and operation of the assets and properties of the Terminals Companies and for their continued business operations.

         2.10 No Material Adverse Change. Except (i) as set forth on Schedule
2.10 and (ii) for the transfer of the Excluded Companies, since September 30, 2000 (and giving effect to the matters described in Section 1.1) there has not occurred: (a) any change in the consolidated financial condition or results of operations of the Terminals Companies that constitutes a Material Adverse Effect; (b) any loss of or damage to any of the properties of the Terminals Companies which is reasonably anticipated to cost more than $1,000,000 to repair or replace; (c) any Lien placed on any of the properties of the Terminals Companies, except as would be permitted by Section 2.5 or Section 2.6; (d) any amendment to or change in the charter, by-laws or analogous organizational documents of any of the Terminals Companies (other than pursuant to the terms of this Agreement); (e) any change in the accounting methods or practices used by any of the Terminals Companies;
(f) any material strike or work stoppage or material slowdown, or any known threat of the foregoing, by employees of any of the Terminals Companies; or (g) any change in the assets or liabilities of the Terminals Companies that constitutes a Material Adverse Effect.

         2.11 Tax Matters. Except as set forth in Schedule 2.11:

(a) all Tax Returns required to be filed by or with respect to each of the Terminals Companies and any affiliated, consolidated, combined, unitary or similar group of which any of the Terminals Companies is or was a member have been duly filed on a timely basis (taking into account all extensions of due dates) and such Tax Returns are true, complete and correct except for such matters that would not have a Material Adverse Effect;

(b) all Taxes owed by any of the Terminals Companies and any affiliated, consolidated, combined, unitary or similar group of which any of the Terminals Companies is or was a member which are or have become due have been timely paid in full (whether or not shown on or reportable on such Tax Returns), except where the failure to pay such Taxes would not have a Material Adverse Effect, and except for the portion of such Taxes being contested in good faith;

(c) the amount of the Terminals Companies' liability for unpaid Taxes for all periods ending on or before the date of the Terminals Companies September 30, 2000 Financial Statements does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Terminals Companies September 30, 2000 Financial Statements and the amount of the Terminals Companies' liability for unpaid Taxes for all periods ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Closing Balance Sheet;

(d) there have been no waivers or extensions of any statute of limitations filed with any Governmental Authority responsible for assessing or collecting Taxes in respect to any Tax Return of, or which includes, the Terminals Companies;

(e) all material Taxes which the Terminals Companies have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Governmental Authority;

(f) there is no material action, suit, proceeding, investigation, audit, claim or assessment pending or to Seller's knowledge proposed with respect to any liability for Tax or with respect to any Tax Return for which the Terminals Companies could be liable;

(g) all Tax sharing agreements to which any of the Terminals Companies are subject will terminate as of the Closing Date; no payments under any such agreements will become due by any of the Terminals Companies upon such termination at Closing or thereafter; and the Terminals Companies are not party to any similar arrangement with any other party and have no current contractual obligation to indemnify any other person or entity with respect to Tax;

(h) no Governmental Authority in a jurisdiction where any of the Terminals Companies or any affiliated, consolidated, combined, unitary or similar group of which any of the Terminals Companies is or was a member have not filed Tax Returns has made any material claim, assertion or threat that the Terminals Companies are or may be subject to taxation by such jurisdiction, except for such claims, assertions or threats that would not reasonably be expected to have a Material Adverse Effect;

(i) no Terminals Company has been a member of an affiliated group filing consolidated Tax Returns other than a group the common parent of which is GATX Corporation;

(j) none of the property of the Terminals Companies is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5)) of the Code; and

(k) no Terminals Company is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         2.12 Laws and Regulations; Litigation.

(a) Except as set forth on Schedule 2.12(a), to Seller's knowledge, none of the Terminals Companies is in violation of or in default under any Law (other than any Environmental Law as matters related to Environmental Laws are addressed by Sections 2.18 and 2.19 hereof) or any order of any court or federal, state, municipal or Governmental Authority applicable to them that would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 2.12(b), there is no demand, claim, suit, fine, investigation, charge, complaint, grievance, action, arbitration or legal, administrative or other proceeding pending or, to Seller's knowledge, threatened against or affecting the Terminals Companies or any of their respective officers, directors, employees, assets, properties or businesses and relating to the businesses or properties of the Terminals Companies (other than matters related to Environmental Laws as matters related to Environmental Laws are addressed by Sections 2.18 and 2.19 hereof) that would reasonably be expected to have a Material Adverse Effect.

(c) With respect to the Terminals Companies that own or operate regulated common carriers, (i) such Terminals Companies have obtained from Governmental Authorities requisite approval of all tariffs and rates (which such tariffs and rates are currently in effect) and (ii) to Seller's knowledge, there is no complaint, protest or investigation pending or threatened with respect to such Terminals Companies' tariffs or rates.

         2.13 ERISA and Related Matters.

(a) Set forth on Schedule 2.13 is a list of all Benefit Plans that are maintained, contributed to or participated in by any of the Terminals Companies or with respect to which any of the Terminals Companies is a party (the "Terminals Companies Plans") on the date hereof. Any Terminals Companies Plan which covers only employees or former employees of the Terminals Companies (or any of them) is indicated on Schedule 2.13 and is referred to herein as a "Subsidiary Plan."

(b) With respect to all Terminals Companies Plans (other than a multiemployer plan as defined in Section 3(37) of ERISA), Seller has supplied to Purchaser a true and correct copy of each such plan and, to the extent applicable, all applicable related trusts and amendments thereto, the most recent summary plan descriptions and favorable determination letters and the annual reports most recently filed for the Subsidiary Plans.

(c) All the Terminals Companies Plans comply in form and operation in all material respects with their terms and all applicable requirements of Law; provided, however, that as to multiemployer plans, this representation is made as to Seller's knowledge.

(d) All Terminals Companies Plans which are employee pension benefit plans as defined in Section 3(2) of ERISA and which are intended to comply with Section 401(a) of the Code are the subject of a favorable determination letter from the IRS, and nothing has occurred since the date of the last such determination letter which resulted or is likely to result in the revocation of such determination; provided, however, that as to any such plans that are multiemployer plans, this representation is made as to Seller's knowledge.

(e) To Seller's knowledge, there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any of the Terminals Companies Plans.

(f) Except as set forth on Schedule 2.13, all accrued obligations of the Terminals Companies, whether arising by operation of Law, by contract or by past custom, for compensation, including bonuses, to its officers, directors, employees, consultants or agents, for Taxes and other obligations to any Governmental Authority payable by any of the Terminals Companies in connection with such compensation, and for payments with respect to any Terminals Companies Plan, have been paid, or adequate accruals for such obligations have been and are being made by the Terminals Companies, and will be reflected on the Closing Balance Sheet.

(g) There are no actions, suits or claims pending or, to Seller's knowledge, threatened, other than routine claims for benefits and qualified domestic relations, medical or child support orders involving any Terminals Companies Plans; provided, however, that with respect to any multiemployer plan, this representation is made to Seller's knowledge.

(h) Except as set forth on Schedule 2.13, none of the Terminals Companies Plans are multiemployer plans (as defined in Section 3(37) of ERISA). To Seller's knowledge based on the information described in Schedule 2.13, the withdrawal liability with respect to the multiemployer plans listed on Schedule 2.13 is as set forth in that schedule.

(i) No Terminals Company has received any claim or demand for withdrawal liability (within the meaning of Section 4201 of ERISA) from any multiemployer plan, the liability for which has not been satisfied.

(j) No termination or partial termination of any existing Terminals Companies Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA has occurred, nor has a notice of intent to terminate any such existing Terminals Companies Plan been issued by Seller or any of the Terminals Companies. The Pension Benefit Guaranty Corporation has not instituted, and is not expected to institute, any proceedings to terminate any Terminals Companies Plan.

(k) No Terminals Companies Plan that is a pension plan (with the meaning of Section 3(2) of ERISA) and that is not a multiemployer plan has suffered any "accumulated funding deficiency," within the meaning of Section 302 of ERISA and
Section 412 of the Code, whether or not waived, and if any such Terminals Companies Plan were terminated on the Closing Date, none of the Terminals Companies would have any liability to any participants or beneficiaries as a result of the termination except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Closing Balance Sheet.

(l) No termination liability to the Pension Benefit Guaranty has been or is expected to be incurred if any Terminals Companies Plan were terminated on the Closing Date. There has been no "reportable event," as defined in Section 4043 of ERISA, with respect to any Terminals Companies Plan that is not a multiemployer plan, for which notice has not been waived.

(m) None of the Terminals Companies has received notice that it is liable for any funding taxes under Sections 413(b)(6) or 4971 of the Code on account of an accumulated funding deficiency of any multiemployer plan to which any Terminals Company or ERISA Affiliate has contributed or is required to contribute.

(n) Except as specifically described on Schedule 2.13 (including Schedule 2.13(a)) or as required by Section 411(d)(3) of the Code, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Terminals Companies Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

(o) No breach or violation of or default under any Terminals Companies Plan which is not sponsored or maintained by any of the Terminals Companies (other than a multiemployer plan) will subject Purchaser or any of the Terminals Companies to any Taxes, Liens, encumbrances, penalties or any other liabilities.

(p) Except as specifically described on Schedule 2.13 (including Schedule 2.13(a)) or as required by law, no Terminals Companies Plan provides health or welfare benefits for any retired or former employee, and no Terminals Company is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service. To the extent that such obligations exist, such obligations (except with respect to (i) health and life insurance applicable to employees who terminate employment other than on account of retirement and (ii) severance benefits) are fully funded or adequately reserved for by the Terminals Companies. Other than pursuant to a collective bargaining agreement, no Terminals Company has adopted or distributed a formal plan, policy or program representing, promising or affirming any employees or former employees the duration of retiree health or welfare benefits.

         2.14 Material Contracts.

(a) Schedule 2.14 contains a complete and accurate list of all Contracts of the following categories to which any of the Terminals Companies is a party or by which any of them is bound as of the date of this Agreement (the "Material Contracts"):

                  (i) (1) continuing contracts for the purchase of materials, supplies, or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (2) management, service, consulting, or other similar types of contracts or (3) advertising agreements or arrangements, in any such case that have an aggregate committed future liability to any Person (other than the applicable Terminals Company) in excess of $1,000,000 and that is not terminable by the applicable Terminals Company by notice of not more than 60 days for a cost of less than $1,000,000;

                  (ii) material Intellectual Property licenses (including any license or other agreement under which the applicable Terminals Company is licensee or licensor of any such Intellectual Property);

                  (iii) agreements under which any of the Terminals Companies has directly or indirectly guaranteed indebtedness of any Person in the principal amount individually in excess of $1,000,000;

                  (iv) agreements under which any of the Terminals Companies is obligated to advance, loan, extend credit, or make a capital contribution to, or other investment in, any Person (other than any of the Terminals Companies), in any such case that, individually, is in excess of $1,000,000;

                  (v) all Contracts, leases or easements involving annual rental payments or receipts in excess of $1,000,000;

                  (vi) all promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower or lender, in excess of $1,000,000 and all related security agreements or similar agreements associated therewith;

                  (vii) Contracts which limit the freedom of any of the Terminals Companies to compete with any Person or operate at any location, including, without limitation, any preferential rights granted to third parties to purchase or lease such location;

                  (viii) any Contract for a pending or completed acquisition or disposition (by merger or otherwise) of all or substantially all of the assets (other than inventory) or capital stock of any Person (including, without limitation, the Terminals Companies) under which any of the

Terminals Companies currently has (or in the case of a pending acquisition or disposition may have) any liability;

                  (ix) Contracts between the Terminals Companies, on one hand, and Seller or any Affiliate of Seller (or any current or former officer, director or employee of Seller or any Affiliate of Seller) on the other hand;

                  (x) all Contracts pertaining to the operation or maintenance of any and all facilities of any Terminals Company under which such Terminals Company has a committed aggregate liability of at least $1,000,000; and

                  (xi) to the extent not otherwise listed on Schedule 2.14, any Contract under which any of the Terminals Companies is obligated to indemnify or otherwise make whole any Person for any obligation or liability in liquidated amount in excess of $1,000,000.

(b) True copies of the Material Contracts, and accurate written summaries of the oral Material Contracts, identified on Schedule 2.14 have been made available to Purchaser.

(c) Except as set forth on Schedule 2.14, to Seller's knowledge, no party to a Material Contract identified in Schedule 2.14 is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation or lapse of) any term, condition or provision of such Material Contract except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect.

         2.15 Brokers, Etc. Except for Salomon Smith Barney Inc. and J.P. Morgan & Co. Incorporated, the fees and expenses of which shall be the responsibility of Seller, no broker or investment banker acting on behalf of Seller or any of the Terminals Companies or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Seller or any of the Terminals Companies in connection with any of the transactions contemplated herein.

         2.16 Insurance. To Seller's knowledge, the Insurance Policies are valid and binding in accordance with their terms, are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in the industry in which the Terminals Companies operate. To Seller's knowledge, no Terminals Company is in default with respect to any provision contained in any Insurance Policy or has failed to give any notice of or present any claim reasonably anticipated to exceed Terminals' self-insurance retention under any Insurance Policy in due and timely fashion.

         2.17 Employees. Except as set forth on Schedule 2.17, (a) no Terminals Company is a party to a collective bargaining agreement, currently negotiating any such agreement, or, to Seller's knowledge, the subject of any proceeding or organizing activity seeking to compel it to bargain with any labor unions or the subject of any pending or threatened arbitration, strike, labor dispute, work slowdown or work stoppage; and (b) no charge of discrimination, grievance, unfair labor practice, consent decree, conciliation agreement, settlement agreement or other complaint against any Terminals Company is currently pending or, to Seller's knowledge, threatened before the National Labor Relations Board, the Equal Employment Opportunity

Commission or any other Governmental Authority. Seller has provided Purchaser with access to true and correct copies of (i) any written material relating to the material personnel policies of any of the Terminals Companies and (ii) any agreement of any employee of the Terminals Companies who is paid or entitled to payment by any Terminals Company in an amount exceeding, in the aggregate, $100,000 for fiscal year 1999, or expected to exceed, in the aggregate, $100,000 for fiscal year 2000.

         2.18 Environmental.

(a) To Seller's knowledge, except as set forth on Schedule 2.18, there is no uncured violation of any Environmental Law that (i) has given rise to a current obligation of any of the Terminals Companies to undertake a "Response Action" or a "Removal Action" (as such terms are defined pursuant to CERCLA) and (ii) would reasonably be expected to have a Material Adverse Effect at any site or facility currently owned or operated by any of the Terminals Companies. Except as set forth on Schedule 2.18 and other than those matters that would not reasonably be expected to have a Material Adverse Effect, during the last five years, to Seller's knowledge, there have been no notices or complaints received by any of the Terminals Companies alleging a violation of an Environmental Law at any current or former site or facility that was at any time owned or operated by the Terminals Companies.

(b) To Seller's knowledge, the Terminals Companies have timely filed all reports and notifications, and have generated and maintained all records and data concerning their operations as are required under applicable Environmental Laws, except where the failure to so file, generate or maintain would not reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 2.18, there is no civil, criminal or administrative action, suit, demand, claim, notice of violation, investigation or proceeding pending or, to Seller's knowledge, threatened against the Terminals Companies in connection with the conduct of their business relating to or arising under any Environmental Laws.

(d) Except as disclosed on Schedule 2.18, since January 1, 1990, the Terminals Companies have not owned, leased or operated a site that (i) pursuant to CERCLA or any similar state or foreign law, has been placed or is proposed to be placed by any Governmental Authority on the "National Priorities List" or similar state or foreign list, as in effect as of the Closing Date, or (ii) is involved with any voluntary cleanup program sponsored by a Governmental Authority.

(e) Except as disclosed on Schedule 2.18 and except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 1990, none of the Terminals Companies has been identified by any Governmental Authority as a potentially responsible party under CERCLA or any similar state or foreign law with respect to any site, and no Hazardous Substances generated, transported or disposed of by or on behalf of the Terminals Companies have been found at any site where a Person has made written demand on any Terminals Company to conduct or pay for a remedial investigation, removal or other response action pursuant to any Environmental Law.

(f) Except as set forth on Schedule 2.18 and except as would not reasonably be expected to have a Material Adverse Effect, there is no provision of any lease, purchase agreement, sale agreement, joint venture or any similar agreement by or under which any of the Terminals Companies is currently bound to conduct or pay for a remedial investigation, removal or other response action pursuant to any Environmental Law.

         2.19 Environmental Permits. To Seller's knowledge, except as set forth on Schedule 2.19, the Terminals Companies are in possession of all permits, licenses, registrations and government authorizations ("Environmental Permits") required under Environmental Laws for the current operation of their business and are in compliance with the requirements and limitations included in such Environmental Permits, except where the failure to so possess or comply would not reasonably be expected to have a Material Adverse Effect.

         2.20 Affiliate Transactions. Set forth on Schedule 2.20 is a list of each written agreement pursuant to which (a) Rail, Holdings or any of their Affiliates provides services to any of the Terminals Companies or (b) any of the Terminals Companies provides services to Rail, Holdings or any of their Affiliates.

         2.21 Licenses; Permits. Set forth on Schedule 2.21 is a true and complete list of all material licenses, permits and authorizations issued or granted to any of the Terminals Companies by Governmental Authorities that are necessary for the conduct of the business of the Terminals Companies.

         2.22 Hedging. No Terminals Company engages in any futures or options trading or is a party to any price swaps, hedges, futures or similar instruments.

         2.23 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to Seller's knowledge, threatened against Rail, Holdings or the Terminals Companies.

         2.24 Other Disclosures. Set forth on Schedule 2.24 is a list of each bank in which any of the Terminals Companies has an account, and the identity of each such account, and each bank in which any of the Terminals Companies has a safe deposit box, together with the names of all persons authorized to draw thereon and have access thereto.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         3.1 Authority of Purchaser. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has all requisite limited partnership power to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary limited partnership action. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally or (b) legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby and performance by Purchaser of its obligations hereunder will not, violate or conflict with any provision of: (i) the certificate of limited partnership or the Limited Partnership Agreement of Purchaser; (ii) any material agreement, lease, instrument, mortgage, license or franchise to which Purchaser is a party or by which any of its properties is bound; or (iii) any Law applicable to Purchaser and which violation or conflict would reasonably be expected to have a material adverse effect on the financial condition of Purchaser. The failure of any Person not a party hereto to authorize or approve this Agreement or the transactions contemplated hereby will not give any Person the right to enjoin, rescind or otherwise prevent or impede the purchase of the Stock by Purchaser in accordance with the terms of this Agreement or to obtain damages from, or any other judicial relief against, Seller or Purchaser as a result of any transactions carried out in accordance with the provisions of this Agreement.

         3.2 Brokers, Etc. Except for Merrill Lynch & Co., the fees and expenses of which shall be the responsibility of Purchaser, no broker or investment banker acting on behalf of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

         3.3 Securities. Purchaser hereby acknowledges that the Stock is not registered under the Securities Act or registered or qualified for sale under any applicable securities Law of the United States or any state or province of the United States and cannot be resold without registration thereunder or exemption therefrom. Purchaser is acquiring such Stock for its own account as principal, for investment and has no present intention to dispose of the Stock, in whole or in part, or of any interest in the Stock to any other person. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in such Stock and has the ability to bear the economic risks of such investment.

         3.4 Financing. Purchaser has all necessary financial resources (which resources are listed on Schedule 3.4) available in connection with the acquisition of the Stock to consummate the transactions contemplated hereby. The financial statements of Purchaser as of December 31, 1999 and for the period then ended, which have been previously delivered to Seller, fairly present the financial condition and results of operations of Purchaser as of the date and for the period then ended in accordance with GAAP.

         3.5 Independent Investigation. In making the decision to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, other than reliance on the representations, warranties, covenants, obligations and indemnities of Seller set forth in this Agreement and in Seller's Related Agreements, Purchaser has performed its own independent investigation, analysis and evaluation of the Terminals Companies (including Purchaser's own estimate and appraisal of the value of the business, financial condition, assets, operations and prospects of the Terminals Companies). Purchaser confirms to Seller that Purchaser is sophisticated and knowledgeable in the business of the Terminals Companies and is capable of evaluating the matters set forth above.

                                   ARTICLE 4
                               COVENANTS OF SELLER

         Seller hereby covenants to and agrees with Purchaser as follows:

         4.1 Corporate and Other Actions. Prior to the Closing Date, Seller shall use all commercially reasonable efforts to fulfill its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.2 Full Access. Prior to the Closing Date, Seller shall cause the Terminals Companies to afford Purchaser and its counsel, accountants and other authorized representatives, with reasonable prior notice, reasonable access during normal business hours (when accompanied by an authorized representative of the Terminals Companies) to the respective premises, properties, personnel, books and records of the Terminals Companies and any other assets or information that Purchaser reasonably deems necessary and shall furnish Purchaser with such financial and operating data concerning the Terminals Companies as Purchaser shall reasonably request; provided, however, that Purchaser shall not be entitled to the access contemplated by this Section 4.2 until such time as Purchaser delivers to Seller a duly executed amended Confidentiality Agreement as required by Section 5.2 hereof.

         4.3 Ordinary Course of Business. Prior to the Closing Date, Seller shall cause the Terminals Companies to be operated in the ordinary course of business; provided, however, that Seller shall not be obligated to cause the Terminals Companies to make any capital expenditures prior to Closing other than Maintenance Capital Expenditures in the ordinary course of business. In addition, prior to the Closing Date, other than as contemplated by this Agreement (including, without limitation, Section 4.8 hereof), Seller shall not permit any of the Terminals Companies to do any of the following without the prior written consent of Purchaser (which shall not be unreasonably withheld):
(a) make any change in its authorized capital stock, certificate of incorporation or by-laws; (b) other than with respect to intercompany transactions, pay any stock dividends or make any reclassification with respect to its outstanding stock; (c) issue or sell any shares of its capital stock or securities convertible into or exchangeable for its capital stock; (d) purchase or otherwise acquire for consideration any outstanding shares of its capital stock; (e) other than with respect to (i) the Excluded Companies, (ii) the Thorofare Terminal and (iii) certain real property fronting on Archer Avenue in Argo, Illinois, sell, transfer, convey or otherwise dispose of, or encumber with any Lien (other than Permitted Liens), any asset except in the ordinary course of business and consistent with past practice (provided that, other than with respect to the sale or transfer of the Thorofare Terminal, the Excluded Companies and the real property located in Argo, Illinois, the cash or other proceeds received shall be retained in the respective Terminals Company and shall not be distributed to Seller or its Affiliates); (f) make any material changes in its accounting principles or practices; (g) other than with respect to the transfer from Terminals to Rail (or an Affiliate of Rail) of any indebtedness owing to Terminals from TPE or any other Excluded Company, enter into any material transaction with Seller or any of its Affiliates; (h) make any borrowings from parties other than Affiliates or incur any debt or lease financing from parties other than Affiliates (other than borrowings in an aggregate principal amount outstanding at any time not in excess of $15,000,000 and debt or lease financing incurred in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable for any material obligations of any other Person; (i) make any loans, advances or capital contributions to, or investments in, any other Person or (j) (i) except as set forth on Schedule 4.3, increase the compensation of any officer or key employee other than in the ordinary course of business or as required by any agreement or by-law in effect on the date of this Agreement,
(ii) adopt any new employee benefit plan or materially amend any existing employee benefit plan other than to reflect changes in Law and plan administration or other than in the ordinary course of business and consistent with past practices or (iii) enter into any new employment or consulting agreement for which the aggregate consideration to be paid is greater than $100,000. Prior to the Closing Date, Seller shall, as soon as reasonably practicable, provide written notice to Purchaser in the event any of the Terminals Companies has made or is planning to make a capital expenditure that is more than $500,000.

         4.4 HSR Filings. As promptly as practicable, Seller shall (in cooperation with Purchaser) (i) make all filings and submissions with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") under the HSR Act and any applicable state or foreign laws or regulations as may be reasonably required to be made with all other Governmental Authorities in connection with the transactions contemplated by this Agreement, requesting early termination of any waiting period thereunder, (ii) respond promptly to any inquiries from the DOJ, the FTC or other Governmental Authorities in connection with such filings and (iii) comply in all material respects with the requirements of the HSR Act. Subject to regulatory constraints, Seller and Purchaser shall each keep the other party fully advised with respect to any requests from or communications with the DOJ, FTC or other Governmental Authority and shall consult with the other party with respect to all filings and responses thereto.

         4.5 [Intentionally omitted].

         4.6 Registration Statements and Periodic Reports. In connection with the preparation and filing of any registration statement or periodic report of Purchaser or its Affiliates pursuant to any rule or regulation promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended, including, but not limited to, Regulation S-X, Seller shall use commercially reasonable efforts to cooperate with Purchaser and its accountants in satisfying Purchaser's financial reporting requirements with respect to this Agreement and as otherwise may be required from time to time.

         4.7 Intercompany Accounts and Contracts. Except as set forth on
Schedule 4.7, prior to or on the Closing Date (a) the Terminals Companies shall pay or otherwise extinguish the outstanding payables owed to Seller or any of its Affiliates and (b) Seller and any of its Affiliates shall pay or otherwise extinguish the outstanding payables owed to the Terminals Companies. All intercompany Contracts between Seller and/or its Affiliates, on the one hand, and the Terminals Companies, on the other hand, shall terminate as of the Closing with full releases of liability and obligation, except for those Contracts listed on Schedule 4.7.

         4.8 Conversion into Single-Member Limited Liability Companies. Prior to the Closing Date, the Terminals Companies shall have been converted into single-member limited liability companies (by state law conversions in the case of Terminals Companies that are Delaware corporations and by mergers in the case of Rahway River Land Company and

Southwest Florida Pipeline Company) with all related documents and instruments to be in form and substance mutually satisfactory to Seller and Purchaser, provided, however, that Seller shall not be deemed to have breached its obligations under this Section 4.8 if the conversion of any Terminals Company into a limited liability company (whether by state law conversion or by merger) is or has been enjoined or restrained by a court of competent jurisdiction. Upon the conversion of the Terminals Companies into single-member limited liability companies and thereafter, neither Seller nor any of its Affiliates will make an election or take any action resulting in any Terminals Company being treated as anything other than an entity disregarded from its owner for federal income tax purposes, and Seller and its Affiliates will file all federal income and relevant state income Tax Returns in a manner consistent with the Terminals Companies disregarded entity status. All references in this Agreement to the Terminals Companies and their capital stock shall thereafter refer to the Terminals Companies as limited liability companies and to their membership interests, respectively.

         4.9 No Solicitations. Seller will not take, nor will it permit the Terminals Companies or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Terminals Companies or any such Affiliate) to take, directly or indirectly, any action to (i) solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Terminals Companies or permitting access to the assets and properties and books and records of the Terminals Companies) any offer or inquiry from any Person concerning an Acquisition Proposal ("Company Competing Transaction") or (ii) enter into any agreement, arrangement or understanding (a) which binds Seller, the Terminals Companies or their Affiliates to a Company Competing Transaction or (b) requires them to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Seller, the Terminals Companies and their Affiliates will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Company Competing Transaction.

         4.10 Confidentiality. After the Closing Date, Seller shall not, directly or indirectly, use or provide to, and shall not permit any Affiliate, directly or indirectly, to use or provide to any other Person any material nonpublic information concerning the business or operations (financial or other) of the Terminals Companies, except (a) as on the advice of counsel is required in governmental filings or judicial, administrative or arbitration proceedings and (b) as may be necessary or desirable for the sale or transfer of any Excluded Company (so long as the recipient of such information is bound to a commercially reasonable confidentiality agreement with respect to such information).

         4.11 Insurance. (a) From the date hereof to the Closing Date, Seller shall cause the Terminals Companies to maintain in full force and effect all of their respective Insurance Policies now in effect or renewals thereof covering their assets, operations and employees. Upon the conversion or merger of each Terminals Company into a limited liability company as required by Section 4.8 hereof, Seller shall notify the insurance carriers for such Terminals Company of the change in the identity of such company as a result of such conversion or merger.

(b) Before or after the Closing. Seller shall provide to Purchaser access to (and, at Purchaser's expense, copies of) the insurance policies and related records of Seller and its

Affiliates that relate to the business and properties now or previously owned, leased and/or operated by any Terminals Company (including business or property included in the General American Transportation Corporation prior to July 1,
1975) in order for Purchaser to assess whether claims for the benefit of any Terminals Company can be made under any of the applicable insurance policies. If Purchaser determines that any such claims can be made under any of the insurance policies for the benefit of any of the Terminals Companies, then, at Purchaser's expense, Seller shall (i) use commercially reasonable efforts to cooperate with Purchaser and any Terminals Company in preparing and documenting any such claim and (ii) on behalf of any Terminals Company, make, file and use commercially reasonable efforts to pursue any such claim; provided, however, that (x) Seller or its Affiliates will not be required to make, file or pursue those claims which, if paid by the insurer, would result in a retroactive premium adjustment, payment obligation (including self-insured retention or deductible) or other charge-back to Seller or its Affiliates unless Purchaser agrees in writing to reimburse Seller for such adjustment or charge-back, (y) in settling any such claim with an insurer, Seller and its Affiliates will not be required to release any rights, and Purchaser shall not cause the release of any rights, to make claims under the insurance policy for matters that are not related to the claim that is being settled for the Terminals Company and (z) Seller or its Affiliates will not be required to commence litigation or to make any expenditure or payment unless Purchaser agrees to fully indemnify Seller and its Affiliates for any such expenditure or payment and also for any Losses incurred by Seller or any of its Affiliates in connection with any such litigation (including, without limitation, reasonable attorneys' fees). Notwithstanding the foregoing, Purchaser agrees that no claim contemplated under this Section 4.11 shall be made against Trail Ltd., a rail car leasing captive insurer partially owned by GATX Corporation which provided insurance coverage during the periods in question.

         4.12 Excluded Companies. Prior to the Closing (or in the case of GPS, no later than April 30, 2001), Seller shall cause the Excluded Companies and all assets, Contracts and liabilities related thereto to be transferred outside of Terminals such that, at the Closing, Terminals no longer owns or is responsible for, directly or indirectly, the Excluded Companies or any assets, Contracts or liabilities related thereto.

         4.13 No Solicitation of Transferred Employees. Subsequent to the Closing and for a period of one (1) year thereafter Seller shall not (and Seller shall cause its Affiliates not to) solicit (i.e. initiate discussions with) for hire any of the Continuing Employees so long as such Continuing Employees are employed by the Terminals Companies, Purchaser or any Affiliate thereof. Notwithstanding the foregoing, the provisions of this Section 4.13 shall in no way prohibit Seller or its Affiliates from engaging in the general trade solicitation of employees so long as such solicitation is not directed specifically at Continuing Employees.

         4.14 Consents. Prior to the Closing, as reasonably requested by Purchaser, Seller shall, and shall cause the Terminals Companies to, use commercially reasonable efforts to cooperate with and assist Purchaser in Purchaser's efforts to secure all necessary consents, approvals, exemptions and waivers from third parties (including Governmental Authorities) and to give all required notices (collectively "Designated Approvals") as shall be required to enable Seller to sell the Stock to Purchaser, consummate the transactions required by this Agreement or to prevent the sale of Stock from causing a breach of, or default under, or a termination of, any contract, lease license or other agreement identified on any Schedule attached hereto. Nothing in this Agreement shall require Seller or any of the Terminals Companies to commence litigation or to make any expenditure or payment (other than reasonable attorneys' fees) unless Purchaser agrees to fully indemnify Seller and the Terminals Companies for any such expenditure or payment and also for any Losses incurred by Seller or any Terminals Company in connection with any such litigation (including, without limitation, reasonable attorneys' fees); provided, however, that solely with respect to those Designated Approval listed as items 1 (Philadelphia Water Department), 2 (City of Philadelphia), 3 (Tampa Port Authority), 4 (Tampa Port Authority) and 12 (Port of Seattle) on Schedule
2.4 hereof, Seller shall be required to pay any reasonable costs necessary to cure an existing condition at the facility in question if and only if (i) such existing condition amounts to a failure of the facility in question to be in compliance with the terms of the permit, license or agreement as to which the Designated Approval is being sought and (ii) the curing of such existing condition is required by the applicable Governmental Authority, based on the terms of the applicable permit, license or agreement, as a prerequisite for granting such Designated Approval.

         4.15 Argo Lease. For a period of not more than two years from the Closing Date, Seller shall, at the request of Purchaser and at no cost or expense to Seller other than reasonable attorneys' fees, use commercially reasonable efforts to assist Terminals in working with the Metropolitan Water Reclamation District of Greater Chicago ("MWRD") in Terminals' effort to procure a new lease for the MWRD property at the Argo terminal, including, without limitation, waiving any potential conflict of interest so that the attorneys currently representing Terminals in this effort may be available to continue to do so. Notwithstanding the foregoing, nothing contained in this Section 4.15 shall require Seller to initiate or participate in any litigation unless Purchaser agrees to fully indemnify Seller with respect to any Losses incurred in connection therewith and to pay any and all costs (including, without limitation, reasonable attorneys' fees) incurred in connection therewith.

                                   ARTICLE 5
                             COVENANTS OF PURCHASER

         Purchaser hereby covenants to and agrees with Seller as follows:

         5.1 Corporate and Other Actions. Prior to the Closing Date, Purchaser shall use all commercially reasonable efforts to fulfill its obligations under this Agreement and to consummate the transactions contemplated hereby.

         5.2 Confidentiality. Within two business days of the date of this Agreement, Purchaser agrees to deliver to Terminals a duly executed amendment to the Confidentiality Agreement providing that the term of the Confidentiality Agreement shall not expire until the Closing Date.

         5.3 Employees and Benefit Plans.

(a) Purchaser shall be entitled to determine, in its sole discretion, the employee staffing that will be required for the Terminals Companies after the Closing and shall make offers of continuing employment with the Terminals Companies or with Purchaser or any of its other Affiliates, effective on the Closing Date, to any or all Employees in its discretion; provided, however, that Purchaser shall make offers of continuing employment to at least 600 Employees. As used herein, "Employees" means the employees of the Terminals Companies as of the date hereof who will be full-time, active or regular part-time employees on the Closing Date, including those on temporary leave for jury duty, family or short-term medical leave or vacation. Schedule 5.3(a) lists the Employees and sets forth, for each of the Employees, his or her job title and, to the extent available, his or her current annual rate of base wages or base salary. Any such offers of continuing employment shall be made at least 15 days prior to the Closing Date and shall specify the terms of such employment, which terms shall be in accordance with the following provisions of this Section 5.3, and shall provide for a base salary no less favorable than the base salary in effect on the Closing Date. Each Employee who remains employed by the Terminals Companies or becomes employed by Purchaser or any of its Affiliates pursuant to this Section 5.3(a) shall be referred to herein as a "Continuing Employee." At least 15 days prior to the Closing Date, Purchaser shall provide Seller with notice of those Employees to whom it has made an offer of continuing employment. As soon as practicable after the Closing Date, Purchaser shall furnish Seller with a list of all Employees who become Continuing Employees as of the Closing Date. Effective as of the day immediately preceding the Closing Date, Seller shall cause the Terminals Companies to transfer to one or more Affiliates of Seller or terminate the employment of any employee of the Terminals Companies on such preceding day who will not be a Continuing Employee immediately following the Closing, including those employees on long-term disability. Seller shall be solely responsible for any severance costs and all benefits or other liabilities associated with any employee of the Terminals Companies who does not become a Continuing Employee; provided, however, that Purchaser shall be responsible for payment of all severance obligations described in Section 5.3(h) and for the second installment of the stay bonus under the individual stay bonus agreements to the Continuing Employees who are eligible for such payments, the amount of such payments with respect to stay bonuses not to exceed $1,100,000. At Closing, Seller shall provide Purchaser with a list of those Continuing Employees who are entitled to receive stay bonuses and the amount thereof. Purchaser shall be solely responsible for compliance with and any and all liabilities in connection with the Worker Adjustment Retraining and Notification Act ("WARN"). Purchaser and Seller shall cooperate with each other in causing the appropriate entity to send WARN notices to employees prior to the Closing Date in order to limit the WARN notice period.

(b) Effective as of the Closing Date, the Terminals Companies shall cease to be participating employers in the GATX Non-Contributory Pension Plan for Salaried Employees, Non-Contributory Pension Plan of GATX (Hourly Employees) (collectively, the "Seller Pension Plans"), GATX Salaried Employees Retirement Savings Plan and GATX Hourly Employees Retirement Savings Plan (individually a "Seller Savings Plan" and, collectively, the "Seller Savings Plans") (all such pension and savings plans being referred to, collectively, as the "GATX Qualified Plans"), and as of such date all Continuing Employees shall cease to be eligible to participate in the GATX Qualified Plans. Any service or compensation earned by a Continuing Employee for any period after the Closing Date shall be disregarded for all purposes of the GATX Qualified Plans. To the extent allowed by applicable law, Seller shall cause all Continuing Employees to be fully vested in their accrued benefits under the GATX Qualified Plans as of the Closing Date. Purchaser shall have no obligation for any past, present or future accrued liabilities under the GATX Qualified Plans.

(c) Effective as of the Closing Date, Purchaser shall take all action necessary or appropriate (i) to extend coverage under one or more new or existing defined contribution plans (the "Purchaser Savings Plan") qualified under section 401(a) of the Code and meeting the requirements of section 401(k) of the Code to Continuing Employees who have account balances under a Seller Savings Plan as of the Closing Date and (ii) to permit such employees to roll over such account balances (including any outstanding plan loans) to the Purchaser Savings Plan as soon as practicable after the Closing Date to the extent that Seller determines that distribution of such balances from the Seller Savings Plans is permitted by applicable law. If Seller determines that such distribution is not permitted, the account balance of each Continuing Employee under a Seller Savings Plan shall be transferred (within the meaning of section 414(l) of the Code) to the Purchaser Savings Plan, as soon as practicable after the Closing Date, in a transfer conforming to the requirements of section 411(d)(6) of the Code, but only to the extent that such Continuing Employee elects such a transfer in accordance with procedures established by Seller.

(d) Effective as of the Closing Date, the Terminals Companies shall cease to be participating employers in the Terminals Companies Plans that are welfare benefit plans as described in Section 3(1) of ERISA and that are not Subsidiary Plans (the "Seller Welfare Benefit Plans"). Effective as of the Closing Date, Purchaser shall take all actions necessary or appropriate to extend coverage to Continuing Employees who are covered under the Seller Welfare Benefit Plans on the Closing Date (and their covered dependents) under one or more new or existing welfare benefit plans (the "Purchaser Welfare Benefit Plans") providing medical, dental, prescription drug, vision, life insurance, accident insurance, flexible spending account, short-term and long-term disability benefits. Continuing Employees shall be eligible to participate in the Purchaser Welfare Benefit Plans without regard to any eligibility period, waiting period, evidence of insurability requirements (except for evidence of insurability requirements applicable to Purchaser's supplemental life insurance plan) or pre-existing condition limitations and shall be given credit under the Purchaser Welfare Benefit Plans for amounts paid under a corresponding Seller Welfare Benefit Plan or Subsidiary Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Purchaser Welfare Benefit Plan.

(e) Effective as of the Closing Date, the Terminals Companies shall cease to be participating employers in the GATX Excess Benefit Retirement Plan and the GATX Supplemental Retirement Plan (individually a "GATX Non-Qualified Plan" and, collectively, the "GATX Non-Qualified Plans"), and all Continuing Employees shall cease to be eligible to participate in the GATX Non-Qualified Plans. Any service or compensation earned by a Continuing Employee for any period after the Closing Date shall be disregarded for all purposes of the GATX Non-Qualified Plans. Purchaser shall have no obligation for any past, present or future accrued liabilities under the GATX Non-Qualified Plans.

(f) One or more of the Terminals Companies is a party to and bound by the terms of the collective bargaining agreements set forth in Schedule 2.17 ("Bargaining Agreements"). Purchaser agrees that, subject to the following provisions of this paragraph (f) or Purchaser's renegotiation of such Bargaining Agreements in writing prior to the Closing Date, Purchaser shall (or shall cause the Terminals Companies to) comply with and perform all obligations under the Bargaining Agreements for periods after the Closing Date during which the Bargaining

Agreements remain in effect and comply with and perform all obligations that survive the expiration of the Bargaining Agreement under applicable law with respect to Continuing Employees who are covered by such agreements (the "Continuing Union Employees"), including without limitation obligations relating to wages, vacation, holiday and severance pay, insurance, post-retirement medical, life and pension benefits. Except as otherwise specifically provided below in this paragraph (f), Purchaser shall take all such actions (including, without limitation, establish or cause one or more Terminals Companies to establish such mirror plans) as may be necessary or appropriate to provide to Continuing Union Employees (and their eligible dependents) for periods after the Closing Date during which the Bargaining Agreements remain in effect the benefits set forth in the Bargaining Agreements, including any such benefits that survive the expiration of the Bargaining Agreements. For purposes of fulfilling the pension obligations under certain Bargaining Agreements, on or as soon as practicable after the Closing Date, Purchaser shall (or shall cause a Terminals Company to) extend coverage to Continuing Union Employees under a qualified defined benefit pension plan (the "Purchaser Hourly Pension Plan") which shall be identical in all material respects to the Non-Contributory Pension Plan of GATX (the "Seller Hourly Pension Plan") as in effect as of the Closing Date and shall credit the service and pay credited to each Continuing Union Employee under the Seller Hourly Pension Plan as of the Closing Date for all purposes under the Purchaser Hourly Pension Plan, including eligibility, vesting, benefit accrual and eligibility for subsidized benefits. The benefit (expressed as a single life annuity) payable from the Purchaser Hourly Pension Plan with respect to each Continuing Union Employee, determined as of the date as of which payment from the Purchaser Hourly Pension Plan actually commences, shall be reduced by the benefit (expressed as a single life annuity) payable with respect to such individual from the Seller Hourly Pension Plan, based on such Continuing Union Employee's accrued benefit under the Seller Hourly Pension Plan as of the Closing Date and determined as follows: (i) if the Continuing Union Employee is eligible to commence (or has commenced) payment from the Seller Hourly Pension Plan at the date that payment from the Purchaser Hourly Pension Plan commences, the benefit payable from the Seller Hourly Pension Plan shall be determined as if payment of the Continuing Union Employee's pension from the Seller Hourly Pension Plan commenced as of the same date that payment from the Purchaser Hourly Pension Plan commences (without regard to the date as of which payment from the Seller Hourly Pension Plan actually commences); and (ii) if the Continuing Union Employee is not eligible to commence payment from the Seller Hourly Pension Plan at the date that payment from the Purchaser Hourly Pension Plan commences, the benefit payable from Purchaser Hourly Pension Plan shall be reduced by the Continuing Union Employee's accrued benefit under the Seller Hourly Pension Plan as of the Closing Date, actuarially reduced from (A) age 65 if the employee has less than 15 years of service under the Seller Hourly Pension Plan, and (B) age 62 if the Continuing Union Employee has 15 or more years of service under the Seller Hourly Pension Plan. The actuarial reduction for this purpose shall reflect the actuarial basis for purposes of determining early commencement of benefits as set forth in the Seller Hourly Pension Plan as in effect on the Closing Date. In no event shall the benefit actually payable from the Seller Hourly Pension Plan with respect to a Continuing Union Employee be greater than the benefit to which such individual is entitled under the terms of the Seller Hourly Pension Plan as in effect on the Closing Date, determined as if the Continuing Union Employee terminated from the employ of the Terminals Companies and all its Affiliates on the Closing Date. In no event shall the benefit actually payable from the Purchaser Hourly Pension Plan with respect to a Continuing Union Employee be greater than (i) the benefit to which such individual would have been entitled under the Seller Hourly Pension Plan had such individual continued participation under the Seller Hourly Pension Plan after the Closing Date (under the terms of the Seller Hourly Pension plan in effect as of the Closing Date but determined as though the Seller Hourly Pension Plan were amended to take into account any pension changes negotiated by Purchaser after the Closing Date) until the date as of which such individual ceases accruing benefits under the Purchaser Hourly Pension Plan, less (ii) the amount by which the benefit under the Purchaser Hourly Pension Plan shall be reduced pursuant to this paragraph (f).

(g) For periods after the Closing Date, Purchaser shall ensure that (i) Continuing Employees who are not Continuing Union Employees (and their eligible dependents) shall participate in the employee benefit plans, policies, programs and arrangements maintained from time to time by Purchaser (collectively, the "Purchaser Plans") on terms and conditions which, subject to the following provisions of this paragraph (g), are substantially the same as applied to other similarly situated employees and former employees of Purchaser, (ii) Continuing Employees shall be given credit under the Purchaser Plans (other than plans qualified under Section 401(a) of the Code) and the Purchaser Welfare Benefits Plans for their service with Seller and the Terminals Companies and their predecessors for all purposes (including eligibility for vacation, severance and post-retirement medical benefits) to the extent that such service is taken into account under the corresponding Terminals Companies Plan as of the Closing Date, (iii) Continuing Employees shall be given credit under the Purchaser Plans that are qualified under Section 401(a) of the Code for their service with Seller and the Terminals Companies and their predecessors for purposes of eligibility and vesting.

(h) Purchaser shall provide severance and other benefits under the Enhanced GATX Severance Pay Program and under any severance arrangements listed on Schedule 2.13 (including Schedule 2.13(a)) to any Continuing Employee whose employment terminates during the 12-month period beginning on the Closing Date; provided, however, that to the extent that Purchaser is unable to provide certain benefits under such arrangements, Purchaser shall substitute the cash equivalent thereof.

(i) Purchaser shall pay and be responsible for the payment of all amounts which may be or become due to Continuing Employees under Purchaser's bonus plans for the calendar year in which the Closing Date occurs as if the Continuing Employees became covered by such plans as of January 1 of such year. The Closing Balance Sheet shall include an accrual for the amount of the bonus accrued by Continuing Employees under the Seller's bonus plans for the period from January 1 of the year in which the Closing Date occurs through the Closing Date.

(j) Purchaser shall be responsible for the vacation time accrued by Continuing Employees prior to the Closing Date. Purchaser shall recognize the vacation time accrued by Continuing Employees on Seller's payroll records as of the Closing Date. Purchaser shall not be required to make a cash payment to Continuing Employees for such accrued vacation time except for payments of accrued but unused vacation pay upon termination of a Continuing Employee's employment. Purchaser shall have no obligation for any vacation time accrued prior to the Closing Date by Employees who are not Continuing Employees.

(k) On or prior to the Closing Date, Seller shall, or shall cause the Terminals Companies to, take such action as may be necessary or appropriate to conform the Terminals Companies Plans to the provisions of this Section 5.3. Unless specifically permitted by the terms of this Agreement, from the date hereof until the Closing Date, to the extent that Continuing Employees would be affected, Seller shall not (i) increase the rate of compensation payable or to become payable to any Employee, (ii) enter into any new, or agree to any increase in the benefits to be provided under any existing, individual severance agreement, stay bonus agreement or employment agreement, (iii) amend any Terminals Companies Plan to increase any benefits or rights thereunder, or
(iv) adopt any new plan, program, policy or arrangement which, if it existed as of the Closing Date, would constitute a Terminals Companies Plan.

(l) The parties acknowledge and agree that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including, without limitation, any employees of the Terminals Companies, any participant in any Terminals Companies Plans or any beneficiary thereof.

(m) The corresponding reserve on the balance sheet having been removed, Seller shall retain and discharge the workers compensation liability of Terminals arising out of workers compensation accidents occurring prior to the Closing Date.

         5.4 Full Access. From and after the Closing Date, Purchaser shall cause the Terminals Companies to afford Seller and its counsel, accountants and other authorized representatives, with two days' prior notice, reasonable access during normal business hours to the respective premises, properties, personnel, books and records of the Terminals Companies and any other assets or information that Seller reasonably deems necessary to prepare the Closing Balance Sheet and any report or Tax Return required to be filed by Seller (but so as not to unduly disrupt the normal course of operations of the Terminals Companies), including, without limitation, preparing or defending any such Tax Return and any interim or annual report or other accounting statements. Personnel of the Terminals Companies shall be available to execute Tax statute of limitation waivers and amended Tax Returns at Seller's request for the Tax Returns for the Tax Period prior to the Closing Date. Personnel of the Terminals Companies shall assist Seller in the preparation of the Closing Balance Sheet and any Tax Returns which Seller is required to prepare pursuant to Sections 10.2(a) and 10.2(b); however, Seller shall not be obligated to compensate such personnel, Purchaser or the Terminals Companies for such assistance.

         5.5 HSR Filings. As promptly as practicable, Purchaser shall (in cooperation with Seller) (i) make all filings and submissions with the DOJ and the FTC under the HSR Act and any applicable state or foreign laws or regulations as may be reasonably required to be made with Governmental Authorities in connection with the transactions contemplated by this Agreement, requesting early any termination of the waiting period thereunder, (ii) respond promptly to any inquiries from the DOJ, the FTC or other Governmental Authorities in connection with such filings and (iii) comply in all material respects with the requirements of the HSR Act. Subject to regulatory constraints, Seller and Purchaser shall each keep the other party fully advised with respect to any requests from or communications with the DOJ, FTC or other Governmental Authority and shall consult with the other party with respect to all filings and responses thereto.

         5.6 Directors' and Officers' Indemnification. For a period of six years from the Closing Date, Purchaser agrees not to amend the certificate of incorporation or by-laws of any of the Terminals Companies in any way to reduce or eliminate the level of indemnification provided by the applicable Terminals Company to the past and current officers and directors of such Terminals Company.

         5.7 Use of GATX Name. As promptly as reasonably practicable subsequent to the Closing, Purchaser shall use its reasonable best efforts to cause each of the Terminals Companies to cease using the GATX name or any derivative thereof in any way. Without limiting the foregoing, as promptly as reasonably practicable subsequent to the Closing, Purchaser shall use its reasonable best efforts to cause the Terminals Companies to (a) change the name of any Terminals Company that includes "GATX" and (b) remove the GATX name, any derivative thereof and any logo related thereto from any tanks, trucks or other objects on which such name appears. Notwithstanding the foregoing, within three months of the Closing, the Terminals Companies shall not use the GATX name or any derivative thereof in any way.

         5.8 Assumption of Obligations. Effective as of the Closing, Purchaser shall assume the guarantees and other obligations of Seller set forth on Schedule 5.8 and shall use its reasonable best efforts to cause Seller to be fully released and discharged from such obligations.

         5.9 Services to Terminal de Productos Especializados S.A. de C.V.; Other Services. Subsequent to the Closing and for so long as Seller or any of its Affiliates has any beneficial ownership interest in Terminal de Productos Especializados S.A. de C.V. ("TPE"), Purchaser shall cause the Terminals Companies to provide certain services to TPE. Details regarding such services, and the rates to be paid by TPE for such services shall be as set forth in the Services Agreement attached hereto as Exhibit B. Representatives of each of Purchaser and Seller shall meet on a monthly basis to review the extent and adequacy of such services. The Services Agreement shall also provide the terms and conditions pursuant to which Purchaser shall cause the Terminals Companies to provide certain services to Seller subsequent to the Closing.

         5.10 License Agreement with KTSB. Purchaser acknowledges and agrees that nothing contained in this Agreement shall prevent Terminals from, prior to Closing, executing a License Agreement with Kertih Terminals SBN BHD relating to its GALAHAD software on substantially the same terms as have previously been disclosed to Purchaser. In the event that Terminals does not execute such License Agreement prior to Closing, Purchaser shall cause Terminals to execute such License Agreement subsequent to Closing so long as the terms thereof are substantially similar to the terms that have previously been disclosed to Purchaser.

         5.11 Agreement with Nippon GATX Company Limited. Purchaser acknowledges and agrees that nothing contained in this Agreement shall prevent Terminals from, prior to the Closing, transferring the Services Agreement between Terminals and Nippon GATX Company Limited ("Nippon") to Rail or an Affiliate of Rail. In the event that Terminals is not able to transfer such agreement to Rail or an Affiliate of Rail, (i) Rail agrees to cause (at its sole cost and expense) one or more employees of Seller or an Affiliate to render any services to Nippon that are requested by Nippon pursuant to the agreement and to indemnify Purchaser for any and all Losses incurred by Purchaser related thereto and (ii) Purchaser agrees to cause Terminals to remit to Rail any and all fees received by Terminals subsequent to the Closing from Nippon pursuant to the said Services Agreement.


                                   ARTICLE 6
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER


         The obligation of Purchaser to purchase the Stock as provided herein is, at the option of Purchaser, subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

         6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein qualified by a reference to materiality or a Material Adverse Effect shall have been accurate, true and correct in all respects, and those not so qualified shall have been accurate, true and correct in all material respects, on and as of the date hereof, and, except to the extent that any such representation or warranty qualified by a reference to materiality or a Material Adverse Effect is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all respects, and those not so qualified shall be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date; provided, that if one or more of such representations or warranties are not accurate, true and correct (or accurate, true and correct in all material respects, as applicable) on and as of any such date, the conditions precedent in this Section 6.1 shall nevertheless be deemed satisfied unless the inaccuracy, falsity or incorrectness of all such representations or warranties, taken together, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Purchaser to consummate the transaction described in Section 1.1 hereof.

         6.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         6.3 Competition Law Approvals. All required notice and waiting periods under the HSR Act and any other applicable competition laws shall have expired or been waived.

         6.4      Injunctions; Consents.

(a) All necessary filings with and consents of any Governmental Authority or agency required for the consummation of the transaction described in Section
1.1 hereof shall have been made and obtained, all waiting periods with respect to such filings shall have expired or been terminated, and no court or any Governmental Agency shall have issued an injunction enjoining the transaction described in Section 1.1 hereof nor shall any Governmental Authority have instigated any formal proceeding seeking such an injunction. For purposes of clarification, the closing condition set forth in the first clause of the previous sentence shall apply only to those filings and consents where the failure to make such filing or obtain such consent would prohibit the sale of the Stock to Purchaser or make such sale illegal.

(b) Each of the consents set forth on Schedule 6.4(b) hereof shall have been obtained. Notwithstanding anything in this Agreement to the contrary, with respect to the condition to Closing set forth in this Section 6.4(b), if this condition is not satisfied but Purchaser nevertheless elects to waive this condition and close the transactions contemplated hereby, none of the Seller Indemnified Parties shall have any liability pursuant to this Agreement as a result of any breach of any representation, warranty, covenant or other obligation hereunder relating to the waived condition and Purchaser shall indemnify, defend and hold the Seller Indemnified Parties harmless from and against any and all Losses incurred by the Seller Indemnified Parties as a consequence for having failed to obtain the consent or consents that cause the failure of the condition.

         6.5 Deliveries by Seller. Seller shall have effected the deliveries required pursuant to Section 8.2 below.


                                   ARTICLE 7
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER


         The obligation of Seller to sell the Stock as provided herein is, at the option of Seller, subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

         7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein qualified by a reference to materiality or a Material Adverse Effect shall have been accurate, true and correct in all respects, and those not so qualified shall have been accurate, true and correct in all material respects on and as of the date hereof, and shall also be accurate, true and correct in all respects, and those not so qualified shall be accurate, true and correct in all material respects, on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

         7.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         7.3 Competition Law Approvals. All required notice and waiting periods under the HSR Act and any other applicable competition laws shall have expired or been waived.

         7.4 Injunctions; Consents All necessary filings with and consents of any Governmental Authority and agency required for the consummation of the transactions described in Section 1.1 hereof shall have been made and obtained, all waiting periods with respect to such filings shall have expired or been terminated, and no court or any Governmental Authority shall have issued an injunction enjoining the transactions described in Section 1.1 hereof nor shall any Governmental Authority have instigated any formal proceeding seeking such an injunction. For purposes of clarification, the closing condition set forth in the first clause of the previous sentence shall apply only to those filings and consents where the failure to make such filing or obtain such consent would prohibit the sale of the Stock to Purchaser or make such sale illegal.

         7.5 Deliveries by Purchaser. Purchaser shall have effected the deliveries required pursuant to Section 8.3 below.

                                   ARTICLE 8
                                    CLOSING

         8.1 Closing. The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M. as soon as reasonably practicable after the date on which all conditions precedent set forth in Articles 6 and 7 have been satisfied or waived by the parties, or such other date as is mutually agreeable to Seller and Purchaser (the "Closing Date").

         8.2      Seller's Deliveries. At the Closing, Seller shall deliver to
Purchaser:

(a) a certificate, signed by an executive officer of Rail, certifying as to the compliance by Seller with Sections 6.1 and 6.2 hereof;

(b) certificates evidencing the ownership of the membership interests of the Terminals Companies and any applicable conveyance documents or other evidence of transfer of the membership interests of the Terminals Companies in form and substance reasonably satisfactory to Purchaser;

(c) the stock record book, minute book and seal (if any) of each of the Terminals Companies;

(d) such resignations effective as of the Closing Date of any officer or director of the Terminals Companies as may be requested by Purchaser;

(e) a certification of Holding's non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b);

(f) a duly executed copy of each Related Agreement (including, without limitation, the Services Agreement contemplated by Section 5.9); and

(g) any other items required to be delivered by Seller under the terms and provisions of this Agreement.

         8.3 Purchaser's Deliveries. At the Closing, Purchaser shall deliver to Seller:

(a) a certificate, signed by an executive officer of Purchaser, certifying as to the compliance by Purchaser with Sections 7.1 and 7.2 hereof;

(b) confirmation of the wire transfer of same-day funds in the amount of the Purchase Price, as required by Section 1.2;

(c) a duly executed copy of each Related Agreement (including, without limitation, the Services Agreement contemplated by Section 5.9); and

(d) any other items (including bank guarantees) to be delivered by Purchaser under the terms and provisions of this Agreement.

         8.4      Termination. This Agreement shall terminate:

(a)      upon the mutual agreement of Seller and Purchaser;

(b) upon written notice from Purchaser to Seller if each of the conditions precedent set forth in Article 6 has not been satisfied on or before April 2, 2001; provided, however, if the consent of the Port of Tampa to the assignment of any of the leases specified as a condition to Closing in Section 6.4(b) has not been obtained by April 2, 2001, Seller may, upon notice to Purchaser given no later than three business days prior to April 2, 2001, elect to extend the date in this clause (b) to May 31, 2001; or

(c) upon written notice from Seller to Purchaser if each of the conditions precedent set forth in Article 7 has not been satisfied on or before April 2, 2001.


         If this Agreement is terminated pursuant to this Section, all further obligations of the parties under this Agreement will terminate, except that (i) the obligations in Section 11.1 will survive and (ii) if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. The obligations of the parties under the Confidentiality Agreement shall survive, and continue in full force and effect after, termination of this Agreement.


                                   ARTICLE 9
                          SURVIVAL AND INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties hereto contained herein and in the Related Agreements shall survive the Closing for a period of one (1) year, except that (i) Tax Warranties shall survive until the Tax Statute of Limitations Date, (ii) the Environmental Warranty shall survive the Closing for a period of eighteen (18) months, and (iii) Title and Authorization Warranties and the representations and warranties set forth in Sections 2.3, 2.4(a)(i), 2.15 and 2.23 shall survive forever. Any covenant or obligation of the parties pursuant to this Agreement that requires action to be taken prior to the Closing (other than such covenants contained in Sections
4.8 and Article 10 hereof) shall survive the Closing for a period of one (1) year. Except where a shorter time period is specifically provided in this Agreement, all other covenants and obligations of the parties pursuant to this Agreement (including, without limitation, such covenants contained in Sections
4.8 and Article 10 hereof) shall survive the Closing forever. The Schedule 9.2(a) Matters shall survive the Closing forever. Neither Purchaser nor Seller shall have any liability with respect to claims first asserted in connection with any representation, warranty, covenant or obligation hereunder after the survival period specified therefor in this Section 9.1.

9.2 Indemnification by Seller. Solely for the purpose of indemnification in this Section 9.2, the representations and warranties of Seller in this Agreement (other than the representations and warranties of Seller contained in Section 2.10) shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers. Subject to Section

9.4, Rail and Holdings, jointly and severally, agree to indemnify Purchaser, its officers, directors, Affiliates, successors and assigns, including, for the avoidance of doubt, the Terminals Companies after the Closing (the "Purchaser Indemnified Parties") against, and agrees to hold the Purchaser Indemnified Parties harmless from, any and all Losses incurred or suffered by any Purchaser Indemnified Party arising out of any of the following:

(a) the matters set forth in Schedule 9.2(a) (the "Schedule 9.2(a) Matters"), whether or not a breach of a representation, warranty, covenant or agreement has occurred, it being further agreed that the limitations on liability or survival of obligations of Seller set forth in this Agreement shall in no way limit or apply to any indemnification under this Section 9.2(a);

(b) any breach of or any inaccuracy in any representation or warranty made by Seller in Article 2 of this Agreement or any Related Agreement or any document delivered by Seller at the Closing; provided, that Seller shall have no liability under this Section 9.2(b) for any breach of or inaccuracy in any representation or warranty unless (i) in the case of all representations and warranties, except for Tax Warranties, the Environmental Warranty, Title and Authorization Warranties, and the representations and warranties set forth in Sections 2.3, 2.4(a)(i), 2.15 and 2.23, a notice of the Purchaser Indemnified Party's claim is given to Seller not later than the close of business on the first anniversary of the Closing Date, (ii) in the case of Tax Warranties, a notice of the Purchaser Indemnified Party's claim is given to Seller not later than the close of business on the Tax Statute of Limitations Date, and (iii) in the case of the Environmental Warranty, a notice of the Purchaser Indemnified Party's claim is given to Seller not later than the close of business on the day which is eighteen (18) months after the Closing Date;

(c) any breach of or failure by Seller to perform any covenant, obligation or other agreement of Seller set out in this Agreement or any Related Agreement or any document delivered by Seller at the Closing; provided, that Seller shall have no liability under this Section 9.2(c) for any breach or failure occurring on or prior to the Closing Date unless a notice of the Purchaser Indemnified Party's claim is given to Seller within the applicable time period set forth in
Section 9.1 hereof;

(d) incurred by any Purchaser Indemnified Party pursuant to the letter agreement dated March 18, 1999 regarding the GATX Terminals Limited Pension Scheme; or

(e) any post-employment welfare benefit payable under a Seller Welfare Benefit Plan with respect to any individual who is an employee or former employee of the Terminals Companies on the Closing Date (or the eligible dependent of such an employee or former employee), excluding (i) severance costs and continuation coverage (within the meaning of Code Section 4980(B)(f) ("COBRA") with respect to Continuing Employees and their qualified beneficiaries, and (ii) post-retirement medical and life benefits with respect to Continuing Union Employees (and their eligible dependents) who are not eligible to commence receipt of an immediate pension benefit on or before the Closing Date.

         9.3 Indemnification by Purchaser. Solely for the purpose of indemnification in this Section 9.3, the representations and warranties of Purchaser in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers. Subject to Section 9.12, Purchaser agrees to indemnify Seller, its officers, directors, its Affiliates after the Closing, successors and assigns (the "Seller Indemnified Parties") against, and agrees to hold the Seller Indemnified Parties harmless from, any and all Losses incurred or suffered by any Seller Indemnified Party arising out of any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in Article 3 of this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; provided, that Purchaser shall have no liability under this Section 9.3(a) for any breach of or inaccuracy in any representation or warranty unless, in the case of all representations and warranties, except for Title and Authorization Warranties and the representation and warranty set forth in Section 3.2, a notice of the Seller Indemnified Party's claim is given to Purchaser not later than the close of business on the first anniversary of the Closing Date;

(b) any breach of or failure by Purchaser to perform any covenant, obligation or other agreement of Purchaser set out in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing;

(c) any occurrence, event, act or omission of any Terminals Company prior or subsequent to the Closing, other than an occurrence, event, act or omission which provides the basis for a right of Purchaser to indemnification under
Section 9.2;

(d) the termination of employment of any individual who, on or after the Closing Date, is an employee of a Terminals Company, Purchaser or any Affiliate of Purchaser, any employee matter relating to any such employee, and any welfare benefit (including post-retirement health and life benefits) to be provided with respect to any such employee under the terms of any collective bargaining agreement to which any Terminals Company is a party on or after the Closing Date (excluding any post-retirement health or life benefit with respect to a Continuing Union Employee who is eligible to commence receipt of an immediate pension benefit prior to or coincident with the Closing Date);

(e) the enforcement against Seller or any Seller Indemnified Party of any of the guarantee or other obligations set forth on Schedule 5.8 and any and all Losses related to environmental matters incurred by Seller pursuant to contractual indemnification obligations of the Terminals Companies to third parties related to previously divested assets or businesses, including, without limitation, those indemnification obligations set forth on Appendix A to
Schedule 9.2(a) attached hereto;

(f) any occurrence, event, act or omission of or related to the business of the Terminals Companies (which was conducted as a division of General American Transportation Corporation) that occurred prior to July 1, 1975, other than an occurrence, event, act or omission which provides the basis for a right of Purchaser to indemnification under Section 9.2;

(g) shut-down benefits under any Seller Pension Plan subsequent to the Closing triggered by the termination of an employee of any of the Terminals Companies on or after the Closing Date and on or before the fifth anniversary of the Closing Date; or

(h) any contamination of air, soil or ground water by any Terminals Company (or any predecessor of a Terminals Company), or for which any Terminals Company (or any predecessor of a Terminals Company) is or may by law or contract become liable (including, but not limited to, the remediation and other environmental indemnification obligations of the Terminals Companies set forth on Appendix A to Schedule 9.2(a) attached hereto), or the violation of any applicable Environmental Law by any Terminals Company (or any predecessor of a Terminals Company), including but not limited to the failure of Purchaser to adequately fund or discharge the remediation obligations of any Terminals Company (or any predecessor of a Terminals Company) pursuant to any statute or regulations or any order or directive issued by an agency under applicable Environmental Laws; provided, however, that the indemnification provided by this paragraph 9.3(h) shall not apply to any contamination that was required to be disclosed by Seller pursuant to Section 2.18 but was not so disclosed.

         9.4 Limitations on Liability of Seller. Notwithstanding any other provision of this Agreement:

(a) Other than Title and Authorization Warranties and the representations and warranties set forth in Sections 2.3, 2.4(a)(i), 2.15 and 2.23 to all of which no limitation under this Section 9.4(a) shall apply, the Purchaser Indemnified Parties shall have the right to payment by Seller under Section 9.2(b) only if, and only to the extent that, the Purchaser Indemnified Parties shall have incurred (i) as to any particular inaccuracy or breach, indemnifiable Losses in excess of $100,000 and (ii) as to all inaccuracies and breaches, indemnifiable Losses (other than as excluded in clause (i)) in excess of one percent (1.0%) of the Purchase Price (it being understood, for purposes of clarification, that the basket and other thresholds set forth in this sentence shall not apply to Section 9.2(a), Section 9.2(c), Section 9.4(d) and
Article 10). For purposes of calculating the $100,000 limitation in clause (i) of the previous sentence, all claims arising out of a single or recurring condition, event or circumstance shall be aggregated.

(b)      Except as provided in Section 9.2(a) to which no limitation under this
Section 9.4(b) shall apply, Seller shall have no liability under or in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby (including under Section 9.2(b), Section 9.2(c) or otherwise for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligations or for any other reason) in excess of (i) as to all representations and warranties other than Title and Authorization Warranties, the Environmental Warranty and the representations and warranties set forth in Sections 2.3, 2.4(a)(i), 2.15 and 2.23, ten percent (10%) of the Purchase Price in the aggregate, (ii) as to the Environmental Warranty, thirteen and one third percent (13.3%) of the Purchase Price in the aggregate, and (iii) as to Title and Authorization Warranties, covenants and obligations (including Section 4.15, Section 9.4(d) and Article 10), and the representations and warranties set forth in Sections 2.3, 2.4(a)(i), 2.15 and 2.23, the Purchase Price in the aggregate; provided, that in no event shall Seller's aggregate liability for any and all matters referred to in clauses (i) and (ii) exceed thirteen and one third percent (13.3%) of the Purchase Price in the aggregate and in no event shall Seller's aggregate liability for any and all matters referred to in clauses (i), (ii) and (iii) exceed the Purchase Price in the aggregate. Any indemnification for Losses pursuant to Section 9.2(a) shall in no way apply to, limit or be limited by Purchaser Indemnified Parties' right to indemnification under this Article 9.

(c) The sole and exclusive liability and responsibility of Seller to the Purchaser Indemnified Parties under or in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby (including for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligation or for any other reason), and the sole and exclusive remedy of the Purchaser Indemnified Parties with respect to any of the foregoing, shall be as set forth in Article 9 and in Article 10. To the extent that the Purchaser Indemnified Parties have any Losses for which they may assert any other right to indemnification, contribution or recovery from Seller (whether under this Agreement or under any common law or any statute, including any Environmental Law, or otherwise), Purchaser hereby waives, releases and agrees not to assert such right, and Purchaser agrees to cause each of the Purchaser Indemnified Parties to waive, release and agree not to assert such right.

(d) Except for matters for which the Purchaser Indemnified Parties are entitled to indemnification pursuant to this Article 9, in no event shall Seller have any liability for any health, dental, life, disability or accidental death or dismemberment claim which is incurred on or after the Closing Date by any Continuing Employees (or their eligible dependents) or any Losses relating thereto. For purposes of this paragraph (d), a claim (other than a workers' compensation claim) shall be considered incurred (i) in the case of a health or dental claim, on the date on which the services giving rise to the claim are rendered, (ii) in the case of a life insurance, death or dismemberment claim, on the date of the death or injury giving rise to the claim, (iii) in the case of a short-term disability claim, on the date for which the short-term disability payment is made, and (iii) in the case of a long-term disability ("LTD") claim, on the first day of the period for which LTD benefits are payable. Notwithstanding the foregoing provisions of this paragraph (d), Seller shall retain the liability for workers' compensation claims (including claims for related health and dental services) with respect to Continuing Employees, which claims arise out of workers compensation accidents occurring prior to the Closing Date.

(e) Except for matters for which the Purchaser Indemnified Parties are entitled to indemnification pursuant to this Article 9, in no event shall Seller have any liability for any claims (or for any Losses relating thereto) which are first made after the Closing and which arise out of or in connection with any services provided at any time by Terminals.

         9.5 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a claim, or the commencement of any suit, action or proceeding, of the type described in Section 9.6, the Indemnified Person shall give notice to the Indemnifying Person of such claim, which notice shall specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Person seeks hereunder from the Indemnifying Person, together with such information as may be necessary for the Indemnifying Person to determine that the limitations in Section 9.4 have been satisfied or do not apply.

         9.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Person to determine that the limitations in Section 9.4 have been satisfied or do not apply). The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Person, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to clause (i) of Section 9.7, to settle or compromise such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         9.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under clause (b) of Section 9.6) or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 9.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and
(ii) the Indemnified Person will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         9.8 Time Limits. Any right to indemnification or other recovery under this Article 9 shall only apply to Losses with respect to which the Indemnified Person shall have notified the Indemnifying Person within the applicable time period set forth in Section 9.2 or 9.3, as the case may be. If any claim for indemnification or other recovery is timely asserted under this
Article 9, the Indemnified Person shall have the right to bring an action, suit or proceeding with respect to such claim within one year after first giving the Indemnifying Person notice thereof, but may not bring any such action, suit or proceeding thereafter.

         9.9      Net Losses and Subrogation.

(a) Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by an Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person (or any of its Affiliates) with respect to such Losses, (ii) any Tax benefit realized by the Indemnified Person (or any of its Affiliates; provided, however, that for this purpose only the term "Affiliate" shall not include upstream Affiliates of Purchaser) arising from the facts or circumstances giving rise to such Losses and (iii) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any other third party. Each Indemnified Person shall exercise commercially reasonable efforts to obtain such proceeds, benefits and recoveries. If any such proceeds, benefits or recoveries are received by an Indemnified Person (or any of its Affiliates) with respect to any Losses after an Indemnified Person has received indemnification from an Indemnifying Person with respect thereto, the Indemnified Person (or such Affiliate) shall pay to the Indemnifying Person the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Person's payment). Purchaser shall be obligated under this Section
9.9 notwithstanding Section 9.11(a).

(b) Upon making any payment to an Indemnified Person in respect of any Losses, the Indemnifying Person will, to the extent of such payment, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any third party in respect of the Losses to which such payment relates. Such Indemnified Person (and its Affiliates) and Indemnifying Person will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

         9.10     Purchase Price Adjustments. Any amounts payable under Section
9.2 or Section 9.3 shall be treated by Purchaser and Seller as an adjustment to the Purchase Price except as to amounts previously included as income or expense by Purchaser.

         9.11     Schedule 9.2(a) Matters.

(a) The parties acknowledge and agree that as of the Closing Date Seller shall retain full and total responsibility for and control of the Schedule 9.2(a) Matters. After the Closing Date, Seller will have no claim against Purchaser or any Purchaser Indemnified Party for any Loss which Seller may incur due to any of the Schedule 9.2(a) Matters; provided, however, that (i) Seller may recover from Purchaser for actual court costs and reasonable attorneys' fees incurred to compel the reasonable cooperation described in this
Section 9.11 or otherwise incurred due to a breach by Purchaser of its obligations under this Section 9.11. It is the parties' intent that all responsibility for and control of the Schedule 9.2(a) Matters transfer to Seller as of the Closing Date without further action on the part of the parties, except for the obligation of reasonable cooperation as described below.

(b) Subsequent to the Closing, Purchaser shall cause the Terminals Companies to reasonably cooperate with and assist Seller in Seller's defense of the Schedule 9.2(a) Matters. Such cooperation shall include, without limitation, (i) retaining documents related to the Schedule 9.2(a) Matters as Seller shall reasonably request and (ii) causing employees of the Terminals Companies to be available to Seller and Seller's counsel, during business hours, for interviews and depositions relating to the Schedule 9.2(a) Matters.

(c) In taking all of the actions permitted or required by this Section 9.11, Seller shall act, at Seller's expense, on behalf of the Terminals Companies and shall have sole authority (including, without limitation, settlement authority and the authority to approve and cause the filing of pleadings, briefs and other documents on behalf of the Terminals Companies) and responsibility for and exercise sole and complete control of the Schedule 9.2(a) Matters. Upon Seller's written request to Purchaser, Purchaser shall cause the president or other executive officer of the relevant Terminals Company to execute any document and agreement, including any settlement agreement with respect to the Schedule 9.2(a) Matters as required by Seller. Notwithstanding the foregoing, (i) Seller shall not be entitled to take or omit to take action with respect to the Schedule 9.2(a) Matters, and (ii) Purchaser will not be required to cause the relevant Terminals Company to execute any document or agreement with respect to the Schedule 9.2(a) Matters, if, in either case, such would result in a restriction on Purchaser, any Terminals Company or any of their Affiliates.

(d) For purposes of this Section 9.11, in determining whether reasonable cooperation has been exercised, no consideration shall be given to the fact of Seller's indemnity in this Article 9 of Purchaser Indemnified Parties, and the conduct of Purchaser shall be evaluated as if neither Purchaser nor the Terminals Companies were indemnified by Seller on the Schedule 9.2(a) Matters.

         9.12     Limitations on Liability of Purchaser.

(a) Other than Title and Authorization Warranties and the representation and warranty set forth in Section 3.2 to all of which no limitation under this
Section 9.12(a) shall apply, the Seller Indemnified Parties shall have the right to payment by Purchaser under Section 9.3(a) only if, and only to the extent that, the Seller Indemnified Parties shall have incurred (i) as to any particular inaccuracy or breach, indemnifiable Losses in excess of $100,000 and
(ii) as to all inaccuracies and breaches, indemnifiable Losses (other than as excluded in clause (i)) in excess of one percent (1.0%) of the Purchase Price. For purposes of calculating the $100,000 limitation in clause (i) of the previous sentence, all claims arising out of a single or recurring condition, event or circumstance shall be aggregated.

(b) Purchaser shall have no liability under or in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby (including under Section 9.3 or otherwise for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligations or for any other reason) in excess of (i) as to all representations and warranties other than Title and Authorization Warranties and the representation and warranty set forth in Section 3.2, ten percent (10%) of the Purchase Price in the aggregate, and (ii) as to Title and Authorization Warranties, covenants and obligations, and the representation and warranty set forth in Section 3.2, the Purchase Price in the aggregate; provided, that in no event shall Purchaser's aggregate liability for any and all matters referred to in clauses (i) and (ii) exceed the Purchase Price in the aggregate.


                                  ARTICLE 10
                                  TAX MATTERS

         10.1     Liability for Taxes.

(a) Seller shall be liable for, and shall indemnify and hold Purchaser, the Terminals Companies and their respective Affiliates harmless from any Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys' and accountants' fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes ("Tax Losses"), (i) imposed on or incurred by any of the Terminals Companies by reason of the several liability of the Terminals Companies pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation which is attributable to having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (ii) resulting from the Terminals Companies ceasing to be a member of the affiliated group (within the meaning of Code Section 1504(a)) that includes Seller, (iii) imposed on or incurred by the Terminals Companies with respect to any period (or portion thereof) prior to and including the Closing Date (the "Pre-Closing Date Period"), (iv) attributable to any discharge of indebtedness that may result from any capital contributions by Seller (or an Affiliate of Seller) to any of the Terminals Companies of any intercompany indebtedness owed by any of the Terminals Companies to Seller (or an Affiliate of Seller),
(v) resulting from the actions taken under Section 4.12 of this Agreement, or
(vi) relating to all income Taxes arising as a result of the sale of the Stock and the transactions contemplated by this Agreement; provided, however, that Seller shall not be liable or offer an indemnification for any amount of current liability accrual for Taxes to the extent reflected on the Closing Balance Sheet.

(b) Purchaser shall be liable for, and shall indemnify and hold Seller and its Affiliates harmless from any Tax Losses (i) imposed on or incurred by the Terminals Companies with respect to the period after the Closing Date or (ii) with respect to state and local Transaction Taxes incurred by Seller in connection with converting any of the Terminals Companies into limited liability companies pursuant to Section 4.8 hereof (provided, however, that the indemnification by Purchaser pursuant to this clause (ii) shall be limited to those Taxes in excess of the Transaction Taxes which would have arisen had the Terminals Companies been sold as corporations and an election under Section 338(h)(10) of the Code had been made).

(c) Whenever it is necessary for purposes of this Article 10 to determine the portion of any Taxes imposed on or incurred by the Terminals Companies for a taxable period beginning before and ending after the Closing Date which is allocable to the Pre-Closing Date Period, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes (which are measured by, or based solely upon capital, debt or a combination of capital and debt), on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Closing Date Period constitutes a separate taxable period of the Terminals Companies and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Date Period ratably on a per diem basis). Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to any of the Terminals Companies shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

(d) Purchaser agrees to pay to Seller any refund received after the Closing Date by Purchaser or its Affiliates, including the Terminals Companies, in respect of any Taxes for which Seller is liable under clause (a) of this
Section 10.1. Seller agrees to pay to Purchaser any refund received by Seller or its Affiliates in respect of any Taxes for which Purchaser is liable under clause (b) of this Section 10.1. The parties shall cooperate, each at its own expense, in order to take all reasonably necessary steps to claim any such refund. Any such refund received by a party or its Affiliate for the account of the other party shall be paid to such other party within 90 days after such refund is received.

(e) Purchaser and Seller agree not to make or cause any election (including an election to ratably allocate items under Treasury Regulations
Section 1.1502-76(b)(2)(ii)) to allocate tax items in a manner inconsistent with Section 10.1(c) hereof.

         10.2     Tax Returns.

(a) Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Parent Group (as defined herein) for all periods ending on or before the Closing Date and for periods which include the Closing Date, all items of income, gain, loss, deduction and credit ("Tax Items") of the Terminals Companies which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Government Authorities, and shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns. For purposes of this Agreement, "Parent Group" (i) means the affiliated group of corporations within the meaning of Section 1504 of the Code which files a consolidated federal income Tax Return and as to which Seller is a member, and (ii) in the case of any combined or unitary Tax Return, the group of corporations filing such Tax Return that includes any of the Terminals Companies.

(b) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any of the Terminals Companies that is not described in paragraph (a) above, Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate Government Authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return.

(c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to any of the Terminals Companies, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to Seller, shall file timely such Tax Return with the appropriate Government Authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return. Purchaser shall determine, in accordance with the provisions of
Section 10.1(c) of the Agreement, the amount of Tax due with respect to the Pre-Closing Date Period (the "Seller's Tax") and shall notify Seller of its determination of the Seller's Tax. Seller shall pay to Purchaser an amount equal to the Seller's Tax not later than five days after the filing of such Tax Return. Any refund attributable to Tax Returns filed pursuant to this Section 10.2(c) shall be apportioned between Purchaser and Seller in a manner consistent with the calculation of the Seller's Tax.

(d) Purchaser shall, with respect to any Tax Return which Purchaser is responsible under Section 10.2(c) for preparing and filing, make such Tax workpapers available for review by Seller if the Tax Return is with respect to Taxes for which Seller may be liable (in whole or in part) hereunder or under applicable law. Purchaser shall make such workpapers available for review no later than twenty (20) days before the due date for filing such Tax Returns to provide Seller with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of Purchaser unless such position is contrary to the provisions of
Section 10.2(e) hereof. If, within ten (10) days of such delivery, Seller shall deliver to Purchaser a written statement describing Seller's objections to such Tax Return and all grounds therefor, and the parties are unable to resolve such objections within the ten (10) day period prior to filing such Tax Return, such Tax Return shall be filed as prepared by Purchaser, and any remaining disputes shall be resolved by the Arbitrating Accounting Firm as provided in Section 10.2(f). Seller will join in the execution of such Tax Return and other documentation if required to do so by applicable Law.

(e) Any Tax Return which includes or is based on the operations, ownership, assets or activities of the Terminals Companies for any taxable period beginning before and ending after the Closing Date, and any Tax Return in respect of any Taxes for which Seller may be liable (in whole or in part) hereunder shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

(f) The Arbitrating Accounting Firm shall be instructed to resolve any disputes referred to it pursuant to Section 10.2(d) within five (5) days after such referral. The resolution of disputes by the Arbitrating Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the parties shall join in the execution and cooperate in the filing of any amended Tax Return as shall be necessary to implement such resolution. The fees and expenses of the Arbitrating Accounting Firm shall be apportioned by the Arbitrating Accounting Firm based on the degree to which each party's claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if pursuant to this Section 10.2(f) Seller submitted an objection affecting the amount of Tax due in the amount of $100,000 and prevailed as to $45,000 of the amount, then Seller would bear 55% of the fees and expenses of the Arbitrating Accounting Firm.

(g) Unless required by law, Purchaser shall not file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of Seller.

(h) Subject to Section 10.1(b)(ii), all Transaction Taxes, whether levied on Purchaser or Seller or their respective Affiliates, shall be borne 50% by Seller and 50% by Purchaser, and Seller shall file all necessary documentation with respect to, and make all payments of, such Transaction Taxes and fees on a timely basis.


         10.3     Cooperation on Tax Matters.

(a) Purchaser and the Terminals Companies and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article 10 and any audit, litigation or other proceeding with respect to Taxes although the party responsible for filing the Tax Return pursuant to this Agreement shall control any such audit, litigation or other proceeding, provided that the controlling party may not, without the consent of the other party, agree to any settlement which would result in an increase in the amount of Taxes for which any other party is or may be liable. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Terminals Companies relating to any Taxable Period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective Taxable Periods, and to abide by all record retention agreements entered into with any taxing authority and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Terminals Companies, as the case may be, shall allow the other party to take possession of such books and records.

(b) Purchaser and Seller further agree, upon reasonable request by the other party, to use all reasonable commercial efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).


         10.4 Carrybacks and Refunds. Any required amended Tax Return relating to a Pre-Closing Date Period and any refund claims relating to a Pre-Closing Date Period shall be prepared by Seller. Neither Purchaser nor any of its Affiliates shall file any Tax Return or any other document which attempts to carry back to any Pre-Closing Date Period any item of income, loss, deduction or credit (including, without limitation, any net operating loss) incurred, created or sustained during any Tax period which ends after the Closing Date.

         10.5 Survival. Anything to the contrary in this Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the parties hereto with respect to any Tax matter covered by this Agreement shall survive the Closing and shall not terminate until the Tax Statute of Limitations Date.

         10.6 Conflict. In the event of a conflict between the provisions of this Article 10 and any other provisions of this Agreement, the provisions of this Article 10 shall control.


                                  ARTICLE 11
                                 MISCELLANEOUS

         11.1 Expenses. Each party hereto shall bear its own expenses with respect to this transaction. Purchaser shall pay any HSR Act or similar filing or reporting fee.

         11.2 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties hereto.

         11.3 Notices. Any written notice to be given hereunder shall be deemed given: (a) when received if given in person or by courier; (b) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed); (c) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid; and (d) if sent by a nationally recognized overnight delivery service, the day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows:

         If to Seller, addressed as follows:


                  GATX Rail Corporation
                  500 West Monroe Street
                  Chicago, Illinois 60661
                  Attention: Ronald J. Ciancio, Esq.
                  Telephone: (312) 621-6591
                  Facsimile: (312) 621-6647


                  with a copy to:


                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention: James J. Junewicz, Esq.
                  Telephone: (312) 782-0600
                  Facsimile: (312) 701-7711


         If to Purchaser, addressed as follows:


                  Kinder Morgan Energy Partners, L.P.
                  One Allen Center, Suite 1000
                  500 Dallas Street
                  Houston, Texas 77002
                  Attention: Joseph Listengart, Esq.
                  Telecopy: (713) 369-9499
                  with a copy to:


                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana, Suite 2900
                  Houston, Texas   77002
                  Attention: Rick L. Wittenbraker, Esq.
                  Telecopy:  (713) 221-2133

         11.4 Waivers. The failure of a party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a party of any term, covenant, representation or warranty contained herein shall be effective unless in writing. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.


         11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.6 Headings. The headings preceding the text of Articles and Sections of this Agreement and the Schedules and Exhibits thereto are for convenience only and shall not be deemed part of this Agreement.

         11.7 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF NEW YORK.

         11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no assignment of either party's rights or obligations may be made without the written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, further, that Purchaser, Rail or Holdings may assign all of its rights, privileges and obligations hereunder to any Affiliate of Purchaser, Rail or Holdings (as applicable) without such consent. No assignment under this Section 11.8 shall relieve Purchaser, Rail or Holdings (as applicable) of any of its obligations under this Agreement.

         11.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and those Persons (or categories of Persons) specifically described herein, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

         11.10 Forum; Waiver of Jury Trial. Each party agrees that any suit, action or proceeding brought by such party against the other in connection with or arising from this Agreement ("Judicial Action") shall be brought solely in the Circuit Court of Cook County or the United States District Court for the Northern District of Illinois, and each party consents to the jurisdiction and venue of each such court. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY JUDICIAL ACTION.

         11.11 Schedules. Purchaser agrees that any disclosure by Seller in any Schedule attached hereto shall (a) constitute a disclosure under each other Schedule referred to herein for all purposes of this Agreement, whether or not such disclosure is specifically referenced within such other Schedule, and (b) not establish any threshold of materiality. Seller may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule to disclose any matter hereafter arising which, if existing, occurring or known at the date hereof would have been required to be so disclosed. No such supplemental or amended Schedule shall be deemed to cure any breach of any representation or warranty for purposes of
Section 6.1. If, however, the Closing occurs, any such supplement and amendment will be effective to cure and correct for all other purposes any breach of any representation, warranty, covenant or obligation which would have existed if Seller had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this Section
11.11 shall for all purposes at and after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

         11.12 Incorporation. The respective Schedules, Exhibits and Appendices attached hereto and referred to herein are incorporated into and form a part of this Agreement.

         11.13 Complete Agreement. This Agreement and the Related Agreements (if and when executed) constitute the complete agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and understandings.

         11.14 Disclaimer. Seller disclaims any representations or warranties except as specifically set forth in this Agreement. In particular, Seller disclaims any representation or warranty, and Purchaser agrees that Seller shall have no liability, with respect to any information concerning the Terminals Companies not expressly represented and warranted to in this Agreement, including, without limitation, (a) the information set forth in the Confidential Information Memorandum distributed by Salomon Smith Barney Inc. with respect to the Terminals Companies, (b) any information regarding the Terminals Companies provided at any management presentation related to the transactions contemplated by this Agreement, (c) any information communicated by Salomon Smith Barney or made available through the data room process or (d) any financial projection or forecast relating to any of the Terminals Companies. With respect to any such projection or forecast delivered by or on behalf of Seller to Purchaser, Purchaser acknowledges that (x) there are significant uncertainties inherent in such projections and forecasts and (y) Purchaser is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts; provided, that Seller in no way limits the representations, warranties, covenants or other agreements made by Seller hereunder. Purchaser shall have no claim against Seller (or any of its officers, directors or employees), and Seller shall have no liability to Purchaser, with respect to any such disclaimed information, including, without limitation, the Confidential Information Memorandum or any financial projection or forecast relating to any of the Terminals Companies.

         11.15 Knowledge Defined. For purposes of this Agreement, (a) the term "knowledge of Seller" or variations thereof shall be limited to the actual knowledge of the executive officers and directors of Seller set forth on
Schedule 11.15(a), and (b) the term "knowledge of Purchaser" or variations thereof shall be limited to the actual knowledge of the executive officers and directors of Purchaser set forth on Schedule 11.15(b).

         11.16 Public Announcements. Seller and Purchaser each agree that they and their Affiliates will not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, which shall not be unreasonably withheld, except as may be required by Law or by any stock exchanges having jurisdiction over Seller, Purchaser or their Affiliates.

         11.17 Defined Terms. Certain capitalized terms used herein shall have the meanings ascribed to such terms in Appendix I.

         11.18 Currency. All references to "dollars" or "$" in this Agreement shall mean United States Dollars.

         11.19 Terminals Companies. Seller and Purchaser each agree that all references in this Agreement to the stock, certificate of incorporation, bylaws or other property or attribute related to the corporate form of each of the Terminals Companies shall be deemed to refer to the analogous limited liability company property or attribute upon the conversion of the Terminals Companies into limited liability companies pursuant to the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on November 30, 2000.





                                        GATX RAIL CORPORATION



                                        By:
                                            -----------------------------------
                                               Name:

                                               Title:





                                        GATX TERMINALS HOLDING
                                        CORPORATION




                                        By:
                                            -----------------------------------
                                               Name:

                                               Title:





                                        KINDER MORGAN ENERGY
                                        PARTNERS, L.P.


                                        By Kinder Morgan G.P., Inc.,
                                        its general partner



                                        By:
                                            -----------------------------------
                                               Name:

                                               Title:

                                   APPENDIX I


                                  DEFINITIONS


         The following terms shall have the following meanings:


         "Acquisition Proposal" means any proposal for a merger or other business combination to which the Terminals Companies are a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Terminals Companies, other than the transactions contemplated by this Agreement.


         "Adjustments" means, with respect to any financial statements delivered by Seller to Purchaser hereunder, the following: (a) exclusion of the assets, liabilities and results of operations of the Excluded Companies, (b) exclusion of all intercompany balances with Seller and its Affiliates, (c) exclusion of all cash balances and (d) exclusion of accruals for pension liabilities, Other Post-Employment Benefits (other than with respect to the Continuing Union Employees), workers compensation and long-term disability.


         "Affiliate" means any Person controlling, controlled by or under common control with another "Person"; for purposes of this definition (and for such purposes only), "control" shall mean the ownership, directly or indirectly, of 50% or more of the outstanding common stock of a Person.


         "Aggregate Non-Current Balance Sheet Liability" means the aggregate of all liabilities shown on the Closing Balance Sheet or the September 30th Balance Sheet (as applicable) other than current liabilities; provided, however, that a new liability set forth on the Closing Balance Sheet that was not set forth on the September 30th Balance Sheet shall not be included in the determination of Aggregate Non-Current Balance Sheet Liability as shown on the Closing Balance Sheet to the extent that such liability was incurred to fund the acquisition of a non-current asset which is reflected on the Closing Balance Sheet in an amount at least equal to the related indebtedness.


         "Agreement" means this Stock Purchase Agreement, including all Appendices, Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.

         "Arbitrating Accounting Firm" shall have the meaning set forth in
Section 1.3(d).

         "Asset Allocation" shall have the meaning set forth in Section 1.4.

         "Bargaining Agreements" shall have the meaning set forth in Section 5.3(f).

         "Benefit Plans" means an employee benefit plan, program, policy, arrangement or agreement, including, but not limited to, employee welfare benefit plans and employee pension benefit plans as defined in Sections 3(1) and 3(2), respectively, of ERISA.


         "Bonus Plans" means the (a) GATX Continuity Incentive Plan; (b) GATX Safety Incentive Plan; (c) GATX Sales Retention Bonus Plan; (d) GATX Key Manager Retention Plan;

(e) GATX Hot Skills Marketing Supplement Program; and (f) GATX Performance Bonus Program (the Management Incentive Program).


         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.' 9601 et seq., as amended.

         "Closing" shall have the meaning set forth in Section 1.2.

         "Closing Balance Sheet" means the unaudited, pro forma consolidated balance sheet of the Terminals Companies as of the Closing Date, prepared on a basis consistent with the September 30th Balance Sheet (including, without limitation, taking into account the Adjustments), which Closing Balance Sheet shall not reflect any events subsequent to the Closing or related to the sale of Terminals as contemplated herein.

         "Closing Date" shall have the meaning set forth in Section 8.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Competing Transaction" shall have the meaning set forth in
Section 4.9.

         "Confidentiality Agreement" means that certain Letter Agreement dated July 21, 2000 between Terminals and Purchaser.

         "Contracts" means all contracts (written or oral), plans, undertakings, commitments or agreements (including, without limitation, intercompany contracts).

         "Debt Adjustment" means the difference between the Aggregate Non-Current Balance Sheet Liability as shown on the September 30th Balance Sheet and Aggregate Non-Current Balance Sheet Liability as shown on the Closing Balance Sheet.

         "Designated Approvals" shall have the meaning set forth in Section
4.14.

         "DOJ" shall have the meaning set forth in Section 4.4.

         "Environmental Laws" means all federal, state and local civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, injunctions, directives or judicial or administrative orders relating to the pollution, preservation or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of Hazardous Substances.

         "Environmental Permits" shall have the meaning set forth in Section
2.19.

         "Environmental Warranty" means a representation or warranty in Section
2.18 or Section 2.19.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person which, together with another Person, constitutes a single employer within the meaning of Section 414 of the Code or a "controlled group" within the meaning of Section 4001(a)(14) of ERISA."

         "Excluded Companies" means GATX Terminals Antwerpen, N.V.; GATX Dutch Holding Corporation B.V.; GATX Terminals Asia Private Limited; GATX Terminals B.V.; GATX Terminals Limited; GATX Terminals Overseas Holding Corporation.; Paktank Midland Storage Ltd.; Unitank Storage Co. Ltd.; GATX Terminals (Pulau Busing) Limited; GATX Spanish Holding Corporation, S.L.; Corporacion Industrial Portuaria S.A. de C.V.; GATX Siam Limited; GATX Terminals (Jurong) Pte. Ltd.; Kertih Terminals SDN BHD; Manchester Jetline Limited; Nippon Chemical Handling Co.; Nippon GATX Company Limited; Shandong Lanshan GATX Terminals Co., Ltd.; Terminales Portuaria, S.A. (TEPSA), Wymondham Oil Storage Co. Limited, GATX Thai Terminals, GATX Terminals de Argentina S.A., GATX Servicios S.A., GATX Terminals Latin America Holding Corp., GATX Terminals de Mexico S.A. de C.V., Corporacion Industrial Portuaria S.A. de C.V., TPE, GPS and GATX SI, Inc.

         "FTC" shall have the meaning set forth in Section 4.4.

         "GAAP" means United States generally accepted accounting principles in use from time to time as consistently applied by the Terminals Companies.

         "GATX Non-Qualified Plan" shall have the meaning set forth in Section 5.3(e).

         "GATX Qualified Plans" shall have the meaning set forth in Section 5.3(b).

         "Governmental Authority" means any United States federal, state, provincial or municipal entity, any foreign government and any political subdivision or other executive, legislative, administrative, judicial, quasi-judicial or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign.

         "GPS" means, collectively, GATX Product Services, LP, a Delaware limited partnership, and GATX Management Services, LLC, a Delaware limited liability company.

         "Hazardous Substances" means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, or otherwise hazardous material regulated under Environmental Laws.

         "Holdings" has the meaning specified in the preamble hereof.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Article 9.

         "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article 9.

         "Insurance Policies" means the policies or binders of fire, liability and any other insurance listed on Schedule 2.16 held by or on behalf of the Terminals Companies and covering their respective assets and operations which in each case are material to the operation of the business of Terminals.
Schedule 2.16 accurately identifies the types, policy limits and coverage amounts of such insurance coverage, including whether such policies of liability insurance are "claims made" or "occurrence based."

         "Insurance Premium" shall have the meaning set forth in Section 4.13.

         "Insurer" shall have the meaning set forth in Section 4.13.

         "Intellectual Property" means domestic and foreign: (a) registered and unregistered trade names, trademarks and service marks; (b) patent registrations and patent applications; and (c) copyright registrations and copyright applications that, in each case, are material to the operation of the business of the Terminals Companies.

         "IRS" means the Internal Revenue Service.

         "Judicial Action" shall have the meaning set forth in Section 11.10.

         "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any court or other governmental authority or body.

         "Leased Real Property" means any real property that (a) is the subject of a lease to which any Terminals Company is a party as lessee, (b) is material to the conduct of the business of such Terminals Company as it is currently being conducted and (c) requires aggregate annual rent payments from such Terminals Company of $100,000 or more but shall not include any lease of any pipeline interest.

         "Lien" means any lien, security interest, charge, claim, mortgage, deed of trust, option, lease or other encumbrance.

         "Limited Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Purchaser dated as of January 14, 1998, and effective as of February 14, 1997.

         "Loss" or "Losses" means any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, judgments, costs and expenses including, without limitation, court costs and reasonable attorneys' and consultants' fees and costs of litigation but in any event shall exclude (a) any interest with respect thereto or (b) consequential, punitive, special or incidental damages or lost profits claimed, incurred or suffered by any Purchaser Indemnified Party; provided, that the exclusion set forth in this clause (b) shall not apply with respect to consequential, punitive, special or indirect damages or lost profits otherwise subject to indemnity under Article 9 of this

Agreement and required to be paid by any Purchaser Indemnified Party to any Person who is not an Affiliate (other than natural persons, including current and former employees) of any Purchaser Indemnified Party.

         "Maintenance Capital Expenditure" means the amount of a capital expenditure necessary to replace or maintain assets due to obsolescence or wear and tear; maintain or enhance the health of persons affected by the operation of the business of the Terminals Companies; required due to government regulation or regulatory order; or required for the protection of the environment.

         "Material Adverse Effect" means a material adverse effect on the assets, operations or financial condition of the Terminals Companies taken as a whole; provided, that, for purposes of this Agreement, a Material Adverse Effect shall not include (a) changes to the industry or markets in which the Terminals Companies operate that are not unique to the Terminals Companies and
(b) any change resulting from the announcement or disclosure of the transactions contemplated herein.

         "Material Contracts" shall have the meaning set forth in Section 2.14.

         "Parent Group" shall have the meaning set forth in Section 10.2(a).

         "Permitted Liens" means (a) Liens reflected in the Terminals Companies September 30, 2000 Financial Statements; (b) Liens arising by operation of Law for taxes not yet due and payable; (c) the rights of customers, suppliers and subcontractors in the ordinary course of business under general principles of commercial law; (d) Liens that would not reasonably be expected to have a Material Adverse Effect; and (e) Liens noted on Schedule 2.5.

         "Person" means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organization.

         "Pre-Closing Date Periods" shall have the meaning set forth in Section 10.1.

         "Prime Interest Rate" shall have the meaning set forth in Section
1.3(b).

         "Purchase Price" shall have the meaning set forth in Section 1.2.

         "Purchaser" shall have the meaning specified in the preamble hereof.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.2.

         "Purchaser Plans" shall have the meaning set forth in Section 5.3(f).

         "Purchaser Savings Plan" shall have the meaning set forth in Section 5.3(c).

         "Purchaser Welfare Benefits Plan" shall have the meaning set forth in
Section 5.3(d).

         "Rail" shall have the meaning specified in the preamble hereof.

         "Real Property" means any real property that (a) is owned in whole or in part by any Terminals Company, (b) is material to the conduct of the business of such Terminals Company as it is currently being conducted and (c) has a market value of $1,000,000 or more.

         "Regulations" means the Treasury Regulations promulgated under the Code.

         "Related Agreement" means any contract that is or is to be entered into at the Closing or otherwise pursuant to this Agreement including, without limitation, the Confidentiality Agreement and the Services Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

         "Release" means any discharge, emission, spilling, leaking, pumping, pouring, injecting, dumping, leaching, migrating or disposing into or through the environment of any Hazardous Substance including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

         "Schedule 9.2(a) Matters" shall have the meaning set forth in Section 9.2(a).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Seller" shall have the meaning specified in the preamble hereof.

         "Seller Indemnified Parties" shall have the meaning set forth in
Section 9.3.

         "Seller Pension Plan" shall have the meaning set forth in Section
5.3(b).

         "Seller Savings Plan" shall have the meaning set forth in Section
5.3(b).

         "Seller's Tax" shall have the meaning set forth in Section 10.2(c).

         "Seller Welfare Benefit Plans" shall have the meaning set forth in
Section 5.3(d).

         "September 30th Balance Sheet" means the balance sheet with respect to the Terminals Companies included in the Terminals Companies September 30, 2000 Financial Statements (it being understood that, upon delivery of the audited September 30th Balance Sheet to Purchaser pursuant to Section 2.9(b) hereof all references to the "September 30th Balance Sheet" in this Agreement shall be deemed to be to the audited September 30th Balance Sheet).

         "Stock" shall have the meaning set forth in Section 1.1.

         "Subsidiary Plan" shall have the meaning set forth in Section 2.13.

         "Tax" or "Taxes" mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, capital stock, net proceeds, ad valorem, turnover, real, personal and other property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, unitary, severance and employees' income withholding, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits), which are imposed by the United States, or any Governmental Authority, including, without limitation, any interest, penalties or additions to tax related thereto imposed by any Governmental Authority (including any interest or penalties with respect to such Taxes).

         "Tax Items" shall have the meaning set forth in Section 10.2(a).

         "Tax Losses" shall have the meaning set forth in Section 10.1(a).

         "Tax Period" or "Taxable Period" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

         "Tax Return" means all returns and reports of or with respect to Taxes required to be filed with any Governmental Authority or depository.

         "Tax Statute of Limitations Date" means the close of business on the 45th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

         "Tax Warranty" means a representation or warranty in Section 2.11.

         "Terminals" shall have the meaning set forth in the preamble hereof.

         "Terminals Companies Plans" shall have the meaning set forth in
Section 2.13.

         "Terminals Facilities" shall have the meaning set forth in Section
4.13.

         "Terminals Financial Statements" means the GATX Terminals Corporation Consolidated Financial Statements for the Year-Ended December 31, 1999 attached hereto as Schedule 2.9(a), with the Report of Independent Auditors.

         "Terminals Companies September 30, 2000 Financial Statements" means the unaudited (except for the September 30th Balance Sheet which shall be audited as contemplated by this Agreement) consolidated financial statements of the Terminals Companies as of September 30, 2000, attached hereto as Schedule 2.9(b), which Terminals Companies September 30, 2000 Financial Statements reflect the Adjustments.

         "Title and Authorization Warranty" means a representation or warranty in Section 2.1, 2.2 or 3.1.

         "TPE" shall have the meaning set forth in Section 5.9.

         "Transaction Taxes" means all sales, use, transfer, filing, recordation, registration and similar taxes and fees arising from or associated with the transactions contemplated hereunder, but shall not include any taxes based on income.

         "Treasury Regulations" means the regulations promulgated from time to time under the Code.

         "WARN" shall have the meaning set forth in Section 5.3(a).

         "Working Capital" means current assets of the Terminals Companies minus current liabilities of the Terminals Companies, excluding (i) cash, (ii) intercompany obligations between and among the Terminals Companies and Seller or its Affiliates and (iii) the cash and other proceeds received by a Terminals Company in connection with the divestiture of any asset between the date hereof and the Closing pursuant to Section 4.3(e) hereof.

         "Working Capital Adjustment" means the difference between Working Capital as shown on the September 30th Balance Sheet and Working Capital as shown on the Closing Balance Sheet.